                                                REGISTRATION NO. 333-49463
                                                FILED PURSUANT TO RULE 424(b)(3)

PROSPECTUS

                                 294,118 SHARES

                                     [LOGO]

                 COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

                                  COMMON STOCK
                           -------------------------

     All of the 294,118 shares of common stock, $2.50 par value per share (the "Common Stock"), offered hereby (the "Offering") are being sold by Community Trust Financial Services Corporation (the "Company"). There is no public market for the Common Stock and no assurance can be given that any public market will develop in the future. See "Determination of Offering Price" for information relating to the factors considered in determining the Offering price.

     SEE "RISK FACTORS" ON PAGES 7 THROUGH 10 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                           -------------------------

      THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


================================================================================
                   Price to Public  Underwriting Discounts     Proceeds to
                                      and Commissions (1)     Company (2)(3)
--------------------------------------------------------------------------------
Per Share.........    $    17.00           $  0.34              $    16.66
--------------------------------------------------------------------------------
Total Minimum.....    $3,000,007           $51,875              $2,948,132
--------------------------------------------------------------------------------
Total Maximum.....    $5,000,006           $91,875              $4,908,131
================================================================================

(1) The Company will first offer the Common Stock to its existing stockholders who are residents of Georgia or Florida. In the event the maximum number of shares of Common Stock offered hereby are not purchased by such stockholders, the Company has engaged Morgan Keegan & Company, Inc. ("Morgan Keegan") to attempt to place any unsold shares of Common Stock on a best efforts basis. The Company has agreed to pay Morgan Keegan a commission equal to 2% of the price of shares sold by Morgan Keegan, or $0.34 per share sold by Morgan Keegan. The amount of placement agent commissions set forth on the "Total Minimum" and "Total Maximum" lines of the above table has been calculated as if Morgan Keegan will be compensated for the sale of all but 23,897 shares of the Common Stock being offered. The 23,897 shares excluded from the calculation of placement agent commissions represent shares that management expects to be subscribed for by Executive Officers and Directors of the Company and of Community Trust Bank with respect to which Morgan Keegan will not be entitled to any compensation. See "Plan of Distribution--Subscriptions from Executive Officers and Directors." However, it also is expected that a significant portion of the shares to be offered to persons other than Executive Officers and Directors will be offered by Company management without the assistance of Morgan Keegan. Consequently, actual placement agent commissions may be less than those reflected in the table.
(2) Before deducting estimated expenses of the Offering of approximately $117,628. Such expenses are estimated as follows: federal registration fee-- $1,475; state registration fees--$1,608; cost of printing--$15,000; legal and accounting fees--$72,500; fees to Morgan Keegan for providing financial advisory services to the Company and preparing an independent appraisal of the Company--$23,000; reimbursement of Morgan Keegan's expenses--$2,000; escrow agent's fee--$2,045.

(3) Subscription proceeds for the initial 176,471 shares subscribed for in the Offering will be deposited promptly in an escrow account with The Bankers Bank, Cobb County, Georgia, pending receipt of subscriptions and payment in full for not less than 176,471 shares and the satisfaction of certain other conditions. The Offering will be terminated unless, on or before August 14, 1998, the Company has accepted subscriptions and payment in full for a minimum of 176,471 shares. Subscription proceeds received after acceptance by the Company of subscriptions for the initial 176,471 shares will be paid directly to the Company and will not be held in escrow. Any interest earned on subscription proceeds will be used by the Company to offset some of the expenses of the Offering. If the Offering is terminated due to a failure to satisfy the Offering conditions, all subscription proceeds, whether or not held in escrow, will be promptly returned to subscribers together with any interest earned thereon. See "Plan of Distribution."

                          ---------------------------

        The shares of Common Stock are offered subject to acceptance of subscriptions by the Company. The Company reserves the right to accept or reject subscriptions in whole or in part and to withdraw, cancel or modify the Offering.


                  The date of this Prospectus is May 11, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10008; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder, with respect to the Common Stock. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which has heretofore been filed with the Commission (File No. 0-19030), is incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests for such copies should be directed to: Community Trust Financial Services Corporation, 3844 Atlanta Highway, Hiram, Georgia 30141, Attention: Corporate Secretary; telephone (770) 445-1014.


     From May 12, 1998, through June 12, 1998, existing stockholders of the Company who are residents of Georgia and Florida were afforded the exclusive right to subscribe for shares of Common Stock. During this period, existing stockholders subscribed for a total of 112,246 shares of Common Stock. As a result, up to 181,872 shares of Common Stock are available to be subscribed for by the public at a price of $17.00 per share, the same price offered to existing stockholders. The Common Stock has not been registered for sale in any states other than Georgia and Florida. Consequently, the Common Stock may not be offered or sold in any states other than Georgia and Florida.

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements (including the notes thereto) appearing elsewhere, or incorporated by reference, in the Prospectus.


                                  THE COMPANY

        The Company was incorporated under the laws of the State of Georgia in 1988 at the direction of management of Community Trust Bank (the "Bank") for the purpose of becoming a bank holding company for the Bank. In 1991, following the receipt of all requisite corporate and regulatory approvals, the Bank became a wholly-owned subsidiary of the Company and the stockholders of the Bank became stockholders of the Company, with the same proportional interests in the Company as they previously held in the Bank (the "Reorganization"). Following the Reorganization, the Bank has continued its business operations as a Georgia-chartered commercial bank under the same name, charter and bylaws.

        The primary activity of the Company currently is, and is expected to remain for the foreseeable future, the ownership and operation of the Bank. As a bank holding company, the Company is intended to facilitate the Bank's ability to serve its customers' requirements for financial services. The holding company structure also provides flexibility for expansion through the possible acquisition of other financial institutions and the provision of additional banking-related services, as well as certain non-banking services, which a traditional commercial bank may not provide under present laws. The holding company structure also affords additional flexibility in terms of capital formation and financing opportunities.

        The Bank's business consists primarily of attracting deposits from the general public and, with these and other funds, originating real estate loans, consumer loans, business loans and residential and commercial construction loans. Funds not invested in the loan portfolio are invested by the Bank primarily in U.S. Government and agency obligations and obligations of various states and their political subdivisions. In addition to deposits, sources of funds for the Bank's loans and other investments include amortization and prepayment of loans, sales of loans or participations in loans and sales of its investment securities. The principal sources of income for the Bank are interest and fees collected on loans, fees collected on deposits and interest and dividends collected on other investments. The principal expenses of the Bank are interest paid on deposits, employee compensation and benefits, occupancy expenses and other overhead expenses.

        In addition to the Bank, the Company has invested in three other businesses. Community Loan Company ("CLC") is a non-bank subsidiary in which the Company owns 75% of the outstanding capital stock. CLC is engaged in the consumer finance business with offices in Woodstock, Rockmart, Rossville and Gainesville, Georgia. Cash Transactions, L.L.C. ("CashTrans") is a limited liability company in which the Company owns a 49% interest. CashTrans provides retail establishments (primarily convenience stores) with automated teller machines that are owned by CashTrans and that dispense cash or cash equivalents. CashTrans is currently engaged in this business in Georgia, Florida, South Carolina and Alabama. Metroplex Appraisals, Inc. ("Metroplex") is a wholly-owned non-bank subsidiary of the Company that performs appraisals of real and personal property for the Bank as well as for other entities, such as financial institutions, mortgage companies and insurance companies.

        The Company's principal executive offices are located at 3844 Atlanta Highway, Hiram, Georgia 30141, and its telephone number is (770) 445-1014.

                            COMPANY GROWTH STRATEGY

        The Company's objective is to establish itself as the major independent financial institution in Paulding County, Georgia and to expand its operations into those counties contiguous to Paulding County. Further, the Company desires to be the preferred provider of a wide range of financial services in those markets.

        Although the Company is focused on providing traditional banking services, changes in Georgia law will permit statewide branch banking effective July 1, 1998. The Bank does not currently intend to expand throughout Georgia but management anticipates that the Bank will seek to expand in an area within a 50-mile radius of its headquarters in Hiram, Georgia. Within this area, management believes that the Bank may establish traditional and non-traditional branches such as convenience branches, drive-in branches or storefront facilities as its business expands. Management anticipates that the Bank will open a full-service branch in Cobb County in the third quarter of 1998. Management also intends for the Bank to establish loan production offices in high growth areas. The Bank recently opened a loan production office in Cobb County. The Company may seek to expand its operations by offering additional financial services either through the establishment of such services on a de novo basis, the acquisition of existing businesses providing such services or the establishment of strategic alliances with other financial service providers.

        The Company's finance company subsidiary, CLC, will seek to expand into high growth North Georgia communities. The Company also expects to increase the number of locations served by its affiliate, CashTrans. CashTrans has installed automated teller machines in approximately 350 locations in Georgia, Florida, South Carolina and Alabama since it commenced operations in May, 1997.

        The Company believes its growth strategy will enhance shareholder value by, among other things, diversifying its customer base, revenue stream, loan portfolio and funding sources in a region that is experiencing significant growth. Through the Bank, the Company intends to provide its customers with the breadth of products of a regional bank while retaining the local appeal and level of service of a community bank.

                                  THE OFFERING

Common Stock to be Offered by the Company ....... Minimum: 176,471 shares
                                                  Maximum: 294,118 shares

Common Stock Outstanding After the Offering (1):

                If Minimum Sold ................. 1,018,791 shares
                If Maximum Sold ................. 1,136,438 shares

Use of Proceeds ................................. Repayment of indebtedness, contributions to the capital
                                                  of the Bank and loans to CLC
                                                  and CashTrans. The amount
                                                  contributed to the Bank and
                                                  loaned to CLC and CashTrans
                                                  will vary depending on the
                                                  results of the Offering and
                                                  the amount of outstanding
                                                  Company indebtedness. See "Use
                                                  of Proceeds."

Conditions to Offering........................... The Offering will be terminated and all
                                                  subscription funds will be
                                                  returned promptly to
                                                  subscribers unless, on or
                                                  before August 14, 1998, the
                                                  Company has accepted
                                                  subscriptions and payment in
                                                  full for a minimum of 176,471
                                                  shares. Any subscription
                                                  proceeds accepted after
                                                  receipt and acceptance of
                                                  subscription proceeds for
                                                  176,471 shares but before
                                                  termination of the Offering
                                                  will not be deposited in
                                                  escrow but will be available
                                                  for immediate use by the
                                                  Company. See "Plan of
                                                  Distribution."

Plan of Distribution ............................ The Common Stock will be offered first to existing
                                                  stockholders of the Company.
                                                  Stockholders who are residents
                                                  of Georgia or Florida and who
                                                  hold Company shares of record
                                                  on May 11, 1998, will have,
                                                  until June 12, 1998, the
                                                  exclusive right to subscribe
                                                  for shares of Common Stock. To
                                                  the extent that shares of
                                                  Common Stock remain available
                                                  for purchase after
                                                  satisfaction of all orders
                                                  received by June 12, 1998,
                                                  from existing stockholders,
                                                  the public will be given the
                                                  opportunity to subscribe for
                                                  shares. No person or entity
                                                  (together with associates and
                                                  persons acting in concert) may
                                                  purchase more than 20,588
                                                  shares of Common Stock in the
                                                  Offering. No subscriber may
                                                  subscribe for less than 100
                                                  shares. See "Plan of
                                                  Distribution."

Subscriptions from Executive Officers
    and Directors ............................... Management anticipates that
                                                  Executive Officers and
                                                  Directors of the Company and
                                                  the Bank will subscribe for a
                                                  total of 23,897 shares in the
                                                  Offering.
-------------------------------------------
(1) Does not include 105,144 shares of Common Stock subject to options that have been granted by the Company but not yet exercised.

                                 RISK FACTORS

        There are certain risks involved in an investment in the Common Stock. Accordingly, in evaluating an investment in the Common Stock offered hereby, prospective investors should carefully consider the information discussed under "Risk Factors" beginning on page 7, as well as other information contained in or incorporated by reference into this Prospectus, prior to making an investment decision.


                              RECENT DEVELOPMENTS

        Based upon preliminary, unaudited financial information, the Company had net interest income of $1,224,680 and net earnings of $194,177 (or $0.23 basic, and $0.22 diluted, earnings per common share) for the three months ended March 31, 1998, as compared to net interest income of $1,082,643 and net earnings of $213,902 (or $0.25 basic, and $0.24 diluted, earnings per common share) for the three months ended March 31, 1997. Based upon this same preliminary, unaudited information, CLC experienced a net loss of $9,445 for the three months ended March 31, 1998, as compared to a net loss of $4,535 for the three months ended March 31, 1997, while CashTrans experienced a net loss of $65,800 for the three months ended March 31, 1998. Of CashTrans' loss, 49%, or $32,242, was incurred by the Company under the equity method of accounting based on the Company's 49% equity interest in CashTrans. CashTrans did not commence operations until May, 1997. Consequently, no financial information is available for CashTrans for the first quarter of 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data of the Company are qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and Notes thereto included elsewhere, or incorporated by reference, in this Prospectus. The selected financial data presented below as of the years ended December 31, 1993 through 1997 and for each of the fiscal years in the five-year period ended December 31, 1997 have been derived from the Company's consolidated financial statements which have been audited by Porter Keadle Moore LLP.


                                                                    YEAR ENDED DECEMBER 31,
                                                                    -----------------------

                                              1997             1996           1995           1994           1993
                                            --------         --------       --------       --------        -------
BALANCE SHEET DATA
Total assets                                $91,904,781    $85,203,618    $68,230,620    $62,835,550    $63,825,313
Loans (1)                                    56,359,625     48,712,195     38,314,857     34,477,171     29,647,200
Deposits                                     81,981,103     76,897,761     61,235,289     57,289,105     58,560,335
Stockholders' equity (2)                      7,869,832      6,877,876      6,031,906      4,943,152      4,824,210

STATEMENT OF EARNINGS DATA
Net interest income                         $ 4,719,701    $ 4,187,352    $ 3,395,024    $ 2,873,926    $ 2,487,816
Provision for loan losses                       204,270        197,841        186,645        243,000        218,061
Other income                                  1,203,961      1,151,183        838,882        816,385        811,034
Other expense                                 4,244,061      3,563,813      2,768,056      2,477,119      2,322,022
Net earnings                                  1,038,807      1,057,884        885,407        677,367        532,333
Basic earnings per share (3)                       1.24           1.26           1.06            .81            .64
Diluted earnings per share (3)                     1.18           1.23           1.04            .80            .64

ASSET QUALITY RATIOS
Nonperforming assets to
   total assets                                    0.43%          0.04%          0.40%          0.37%          0.53%
Net chargeoffs to average loans                    0.17%          0.15%          0.13%          0.53%          0.63%
Allowance for loan losses
   to total loans                                  1.45%          1.44%          1.50%          1.27%          1.25%
Allowance for loan losses to
   nonperforming assets                          210.55%       2146.76%        231.12%        189.18%        110.57%

KEY PERFORMANCE RATIOS
Return on average assets                           1.19%          1.39%          1.37%          1.14%          0.96%
Return on average equity                          14.44%         16.65%         17.01%         13.86%         11.91%
Net interest margin                                5.93%          5.89%          5.66%          5.29%          4.90%
Net interest spread                                5.17%          5.23%          4.98%          4.86%          4.49%
Average equity to average
   assets                                          8.27%          8.32%          8.06%          8.25%          8.04%
Other expense to average
   assets
Efficiency ratio (4)                              71.65%         66.76%         65.38%         67.12%         70.39%
Dividends per share                               $ .25          $ .25          $ .25          $ .20          $ .10

---------------------

(1) Net of unearned interest and the allowance for loan losses.
(2) Information from 1994 forward includes net unrealized gain (loss) on securities available for sale, net of tax.
(3) All years presented are adjusted for the implementation of SFAS 128.
(4) The efficiency ratio is calculated by dividing other expense by the sum of net interest income and other income.

                                 RISK FACTORS

     There are certain risks involved in an investment in the Common Stock. Accordingly, in evaluating an investment in the Common Stock offered hereby, prospective investors should carefully consider the following risk factors, as well as other information contained in or incorporated by reference into this Prospectus, prior to making an investment decision.

ECONOMIC CONDITIONS

     The success of the Bank and, therefore, the Company depends to a certain extent upon economic and political conditions, both local and national, as well as governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply and other factors beyond the control of the Company and the Bank may adversely affect the Bank's deposit levels and loan demand and, therefore, the earnings of the Bank and the Company. Additionally, the Bank's deposit gathering and lending activities are concentrated in Paulding County, Georgia. As a result, an adverse change in economic conditions in Paulding County could have a material adverse effect on the financial condition of the Bank and the Company.

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

     In originating loans, there is a substantial likelihood that credit losses will be experienced. The risk of loss varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. Management maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the loan portfolio and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. Because certain lending activities involve greater risks, the percentage applied to specific loan types may vary.

     The Company actively manages its nonperforming loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate loan loss allowance. Although management believes that its allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover future loan losses. Further, although management uses current information to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to the Company's nonperforming or performing loans. Material additions to the Company's allowance for loan losses would result in a decrease of the Company's net earnings and, possibly, its capital and could result in its inability to pay dividends, among other adverse consequences. See "Business-- Lending Activities--Problem Loans and Allowance for Loan Losses--Allowance for Loan Losses."

CREDIT RISK

     The greatest risk facing lenders generally is credit risk, that is, the risk of losing principal and interest due to a borrower's failure to perform according to the terms of the loan agreement. In addition, because a substantial portion of the Company's loan portfolio consists of real estate loans, construction loans and acquisition and development loans, any conditions adversely affecting local real estate markets, could have a significant adverse effect on the Company's level of nonperforming loans and/or on the value of the collateral securing a substantial portion of the Company's loan portfolio.

DEPENDENCE ON KEY PERSONNEL

     The continued success of the Company is dependent to a large extent upon the services of Ronnie L. Austin, President of the Company. Even though Mr. Austin has an employment agreement with the Company through December 31, 2002, if the services of Mr. Austin were to become unavailable for any reason, the operations of the Company could be adversely affected. The successful development of the Company's business will depend, in part, on its ability to attract and retain qualified officers and employees, including a successor to Mr. Austin.

COMPETITION

     The banking industry is highly competitive. In the conduct of certain aspects of its banking business, the Bank encounters strong competition from other commercial banks, savings institutions, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions. Many of these competitors have substantially greater resources and lending limits than the Bank and offer certain services, such as extensive and established branch networks, trust services and international banking services, that the Bank does not provide.

NO ASSURANCE AS TO SUCCESS OF NON-BANKING BUSINESSES

     A significant portion of the net proceeds from the Offering will be loaned by the Company to CLC and CashTrans. While management believes that CLC's and CashTrans' respective businesses represent significant growth opportunities for the Company (see "Management's Discussion and Analysis of Financial Condition and Results of Operation--Overview"), there can be no assurance that these businesses will be successful.


ABSENCE OF TRADING MARKET; DETERMINATION OF OFFERING PRICE

     There currently is no market for shares of the Company's Common Stock and no assurance can be given that any trading market will develop for such shares in the future. There are no present plans for the Company's Common Stock to be traded on any stock exchange or in the over-the-counter market. As a result, investors who may need or wish to dispose of all or part of their shares of Common Stock may be unable to do so except in privately negotiated sales.


     Since there is no public market for the Common Stock, the Board of Directors of the Company established the Offering price based on a number of factors including an independent appraisal prepared by Morgan Keegan. The appraisal prepared by Morgan Keegan is an appraisal of a nonmarketable, minority interest in the Company as of December 31, 1997, and is not an appraisal of the market value of the Common Stock being offered hereby. Other factors considered by the Board of Directors included: the history of and the prospects for the industry in which the Company competes; an assessment of the Company's management; the prospects of the Company; and an assessment of the Company's results of operations and its capital structure.

DILUTION

     Purchasers of shares of Common Stock in the Offering will suffer immediate dilution. If the minimum 176,471 shares are sold, purchasers in the Offering will suffer dilution of $6.75 in the net tangible book value per share of Common Stock from the $17.00 Offering price. If the maximum 294,118 shares are sold, purchasers will suffer dilution of $6.08 in the net tangible book value per share. See "Dilution."

ASSET/LIABILITY MANAGEMENT

     The Company's profitability is largely dependent upon its net interest income, which is the difference between its interest income on interest-earning assets and its interest expense on interest-bearing liabilities.

     The Asset/Liability Management Committee of the Bank meets quarterly in an attempt to manage the Bank's interest rate risk. In addition, the Bank seeks to originate short-term and variable rate loans and to match, to the extent practicable, the average maturities of the Bank's interest-bearing liabilities to those of its interest-earning assets. However, there can be no assurance that the Company's asset/liability strategy will be successful. See "Business-- General."

DIVIDEND POLICY

     Although the Company has paid dividends annually since 1992, payment of dividends by the Company is subject to legal and regulatory restrictions. Payment of dividends by the Company is largely dependent on the Bank's earnings, capital requirements and financial condition and on other factors considered relevant by the Company's Board of Directors. See "Dividends and Dividend Policy."

SUPERVISION AND REGULATION

     The Company and the Bank operate in a highly regulated environment and are subject to supervision by several governmental regulatory agencies, including the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Georgia Department of Banking and Finance (the "Georgia Department"), the Federal Deposit Insurance Corporation (the "FDIC") and the Commission. Laws and regulations currently applicable to the Company and the Bank may be changed at any time, and there is no assurance that such changes will not adversely affect the business of the Company and the Bank.

YEAR 2000

     The Company has a Year 2000 plan in place. This plan is necessary because many computer programs use only two digits, rather than four digits, to identify a year. Such programs may recognize a date using "00" as the year 1900 rather than the year 2000. Such a misinterpretation of the year could result in system failures or miscalculations causing disruptions of operations. In addition to evaluating Year 2000 issues relative to their own systems, companies also must assess the ability of third parties upon whom they rely to function on January 1, 2000 and thereafter. The testing phase of the Company's Year 2000 plan has begun and management believes that, to date, all of the goals of the Company's Year 2000 plan have been met.

     In 1996, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus (EITF Issue No. 96-14) that internal and external costs specifically associated with modifying internal-use computer software for the year 2000 should be charged to expense as incurred. Based on the findings generated to date by the Company's Year 2000 plan, management does not anticipate either a significant amount of incremental expense or a disruption in service associated with the year 2000 and its impact on the Company's systems. However, while management does not believe that Year 2000 will have a significant impact on the Company, there can be no assurance that the Company's Year 2000 plan will be able to successfully address each of the ways in which the Year 2000 problem may impact the Company. Additionally, the Company has limited ability to monitor or influence the Year 2000 preparedness of its customers, borrowers, vendors and others upon whom it relies in transacting business.

EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS

     The Company's Bylaws and the federal and state banking laws under which the Company operates contain certain provisions which could delay or impede the removal of incumbent Directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such a transaction would be beneficial to the interests of Company stockholders, or could discourage a third party from attempting to acquire control of the Company. In particular, the classification of the Company's Board of Directors and banking laws and regulations which require prior regulatory approval with respect to a change in control of the Company could have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock--Existing Anti-takeover Provisions."

FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions "Prospectus Summary," "Risk Factors," "The Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus may constitute "forward-looking" statements for purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company's expectations are disclosed in this Prospectus ("Cautionary Statements"), including, without limitation, those statements included under "Risk Factors" and otherwise herein. All written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements.

                                  THE COMPANY

     The Company was incorporated under the laws of the State of Georgia in 1988 at the direction of management of the Bank for the purpose of becoming a bank holding company for the Bank. In 1991, as a result of the Reorganization, the Bank became a wholly-owned subsidiary of the Company and the stockholders of the Bank became stockholders of the Company, with the same proportional interests in the Company as they previously held in the Bank. Following the Reorganization, the Bank has continued its business operations as a Georgia-chartered commercial bank under the same name, charter and bylaws.

     The primary activity of the Company currently is, and is expected to remain for the foreseeable future, the ownership and operation of the Bank. As a bank holding company, the Company is intended to facilitate the Bank's ability to serve its customers' requirements for financial services. The holding company structure also provides flexibility for expansion through the possible acquisition of other financial institutions and the provision of additional banking-related services, as well as certain non-banking services, which a traditional commercial bank may not provide under present laws. The holding company structure also affords additional flexibility in terms of capital formation and financing opportunities.

     While the Company may seek in the future to acquire additional banks or bank holding companies or to engage in other activities appropriate for bank holding companies under appropriate circumstances as permitted by law, the Company currently has no plans, understandings or agreements concerning any other activities other than as described below. The results of operations and financial condition of the Company for the foreseeable future, therefore, will be determined primarily by the results of operations and financial condition of the Bank.

THE BANK

     The Bank's business consists primarily of attracting deposits from the general public and, with these and other funds, originating real estate loans, consumer loans, business loans and residential and commercial construction loans. Funds not invested in the loan portfolio are invested by the Bank primarily in U.S. Government and agency obligations and obligations of various states and their political subdivisions. In addition to deposits, sources of funds for the Bank's loans and other investments include amortization and prepayment of loans, sales of loans or participations in loans and sales of its investment securities. The principal sources of income for the Bank are interest and fees collected on loans, fees collected on deposits and interest and dividends collected on other investments. The principal expenses of the Bank are interest paid on deposits, employee compensation and benefits, occupancy expenses and other overhead expenses. The Bank opened a loan production office in Cobb County, Georgia in April, 1998. While management expects that the opening of this office will enhance the Bank's ability to originate loans, management does not believe that the opening of the loan production office will have a material effect on the Bank or the Company. Management anticipates that the Bank will open a full-service branch in Cobb County in the third quarter of 1998. While management expects that the opening of this office will enhance the Bank's ability to attract deposits and originate loans, management does not believe that the opening of the full-service branch will have a material effect on the Bank or the Company.


OTHER SUBSIDIARIES

     In addition to the Bank, the Company has invested in three non-bank subsidiaries, CLC, CashTrans and Metroplex. These subsidiaries historically have not had and, during 1998, are not expected to have, a significant effect on the financial condition or results of operations of the Company. However, if this Offering is successful, the Company intends to lend a significant amount of the net proceeds of the Offering to CLC and to CashTrans. See "Use of Proceeds." Management believes that the businesses conducted by CLC and CashTrans represent significant growth opportunities for the Company as well as opportunities for the Company to diversify its lines of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

     In 1995, the Company established CLC as a non-bank subsidiary for the purpose of engaging in the consumer finance business. The Company owns 75% of CLC's outstanding capital stock. The remaining 25% of CLC's outstanding capital stock is owned by the President of CLC. CLC's first office began operations in September 1995, in Woodstock, Georgia, and CLC acquired two consumer finance offices on April 1, 1996, in Rockmart, Georgia and Rossville, Georgia, respectively. On April 1, 1998, CLC acquired a consumer finance office located in Gainesville, Georgia.

     In 1997, the Company participated in the establishment of CashTrans. CashTrans is a limited liability company that is owned 49% by the Company and 51% by a corporation controlled by the Chairman of CashTrans. CashTrans provides retail establishments (primarily convenience stores) with automated teller machines that are owned by CashTrans and that dispense cash or cash equivalents. CashTrans engages in this business in Georgia, Florida, South Carolina and Alabama.

     In 1992, the Company established Metroplex as a wholly-owned non-bank subsidiary for the purpose of performing appraisals of real and personal property for the Bank as well as other entities, such as financial institutions, mortgage companies and insurance companies. Metroplex is located in Dallas, Georgia. Since Metroplex represents less than 5% of the Company's consolidated assets and consolidated net earnings, the financial condition and results of operations of the Company are not significantly affected by the operations of Metroplex.

GROWTH STRATEGY

     The Company's objective is to establish itself as the major independent financial institution in Paulding County, Georgia and to expand its operations into those counties contiguous to Paulding County. Further, the Company desires to be the preferred provider of a wide range of financial services in those markets.

     Although the Company is focused on providing traditional banking services, changes in Georgia law will permit statewide branch banking effective July 1, 1998. The Bank does not currently intend to expand throughout Georgia but management anticipates that the Bank will seek to expand in an area within a 50-mile radius of its headquarters in Hiram, Georgia. Within this area, the Bank may establish traditional and non-traditional branches such as convenience branches, drive-in branches or storefront facilities as its business expands. Management anticipates that the Bank will open a full-service branch in Cobb County in the third quarter of 1998. Management also intends for the Bank to establish loan production offices in high growth areas. The Bank recently opened a loan production office in Cobb County. The Company may seek to expand its operations by offering additional financial services either through the establishment of such services on a de novo basis, the acquisition of existing businesses providing such services or the establishment of strategic alliances with other financial service providers.

     The Company's finance company subsidiary, CLC, will seek to expand into high growth North Georgia communities. The Company also expects to increase the number of locations served by its affiliate, CashTrans. CashTrans has installed automated teller machines in approximately 350 locations in Georgia, Florida, South Carolina and Alabama since it commenced operations in May, 1997.

     The Company believes its growth strategy will enhance shareholder value by, among other things, diversifying its customer base, revenue stream, loan portfolio and funding sources in a region that is experiencing significant growth. Through the Bank, the Company intends to provide its customers with the breadth of products of a regional bank while retaining the local appeal and level of service of a community bank.


                                USE OF PROCEEDS


     Upon satisfaction of all of the conditions discussed in "Plan of Distribution--Conditions to the Offering and Release of Funds," all subscription funds held in escrow will be released and will become capital of the Company. The net proceeds to the Company from the sale of the Common Stock offered hereby are estimated to be a minimum of $2,830,504 and a maximum of $4,790,503 (assuming an Offering price of $17.00 per share), after deducting estimated placement agent commissions and other estimated expenses of the Offering. The Company will apply the net proceeds of the Offering first to the repayment of all amounts then outstanding under the Company's revolving line of credit with The Bankers Bank, Cobb County, Georgia. As of May 8, 1998, the amount of principal and accrued but unpaid interest outstanding under this line of credit was $1,612,441. The terms of The Bankers Bank line of credit are described in more detail below. The proceeds of the Offering remaining after repayment of the Company's indebtedness to The Bankers Bank will be contributed by the Company to the Bank, CLC and CashTrans as described below.

     The Company has extended credit facilities to both CashTrans and CLC. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview." Under CLC's credit facility with the Company, CLC may borrow up to an aggregate outstanding principal amount of $2,750,000. As of May 8, 1998, $2,138,050 in principal amount was outstanding under this credit facility. Under CashTrans' credit facility with the Company, CashTrans may borrow up to an aggregate outstanding principal amount of $750,000. As of May 8, 1998, $586,300 in principal amount was outstanding under this credit facility. With the net proceeds of the Offering remaining after repayment of the Company's indebtedness to The Bankers Bank, the Company will loan to CLC and CashTrans, as needed, up to an amount equal to the unused portion of each such entity's credit facility with the Company. All net proceeds in excess of (i) the amount necessary to repay the Company's indebtedness to The Bankers Bank and
(ii) an amount equal to the unused portions of CLC's and CashTrans' credit facilities, will be contributed by the Company to the capital of the Bank.

     Based upon the aggregate amount owed by the Company to The Bankers Bank as of May 8, 1998, and the principal amounts outstanding under CLC's and CashTrans' credit facilities with the Company as of May 8, 1998: (i) if the minimum number of shares is sold in the Offering, the Company would: (a) use $1,612,441 of net proceeds to repay Company indebtedness to The Bankers Bank; (b) reserve $611,950 of net proceeds for the purpose of funding loans pursuant to the unused portion of CLC's credit facility; (c) reserve $163,700 of net proceeds for the purpose of funding loans pursuant to the unused portion of CashTrans' credit facility and (d) contribute $442,413 to the capital of the Bank; and (ii) if the maximum number of shares is sold in the Offering, the Company would: (a) use $1,612,441 of net proceeds to repay Company indebtedness to The Bankers Bank; (b) reserve $611,950 of net proceeds for the purpose of funding loans pursuant to the unused portion of CLC's credit facility; (c) reserve $163,700 of net proceeds for the purpose of funding loans pursuant to the unused portion of CashTrans' credit facility and (d) contribute $2,402,412 to the capital of the Bank. Of the net proceeds to be contributed by the Company to the capital of the Bank, management anticipates that approximately $225,000 will be used by the Bank in connection with the opening of a full-service branch in Cobb County, Georgia in the third quarter of 1998.

     During the course of the Offering, additional interest will accrue on amounts owed by the Company to The Bankers Bank and it is likely that the Company will borrow additional sums from The Bankers Bank in order to fund requests for additional borrowings by CLC and CashTrans pursuant to their respective credit facilities. Thus, the amount of net proceeds from the Offering used to repay Company indebtedness to The Bankers Bank will, in fact, be greater than $1,612,441 while the amount of net proceeds reserved by the Company for the purpose of funding loans to CLC and CashTrans will, in all likelihood, be less than $611,950 and $163,700, respectively. While repayment of additional accrued interest to The Bankers Bank will reduce the amount of net proceeds that the Company can contribute to the Bank, additional borrowings from The Bankers Bank will not affect the amount of net proceeds contributed by the Company to the capital of the Bank.

      All loans made by the Company to CLC and CashTrans will be made by the Company pursuant to the Company's existing credit facilities with these entities. Management believes that such credit facilities contain substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions between lenders and businesses like CLC and CashTrans. Management does not believe that any such loans will involve more than normal risk of collectibility or present other unfavorable features.

     The indebtedness to be discharged by the Company with the proceeds of the Offering has been, and will be, incurred by the Company pursuant to a $2,500,000 credit facility extended to the Company by The Bankers Bank, a Georgia banking corporation. Amounts outstanding under The Bankers Bank credit facility bear interest at a floating rate equal to (i) the "prime rate" of interest as published in The Wall Street Journal, Eastern Edition, less (ii) 50 basis points. The Company may borrow sums under this credit facility until November 14, 1999. Commencing December 1, 1999, and continuing on December 1 of each succeeding calendar year, the outstanding principal amount is due and payable in nine consecutive annual installments, with a tenth and final installment due on November 14, 2008. Interest is payable quarterly in arrears on the first day of each calendar quarter until the outstanding principal amount is paid in full. Outstanding amounts may be prepaid, in whole or in part, without penalty. All amounts outstanding under this credit facility as of May 8, 1998, were borrowed by the Company within the last twelve months and were used for the following purposes: $586,300 was used by the Company to fund loans to CashTrans; $923,457 was used by the Company to fund loans to CLC; and $90,243 was used by the Company for general corporate purposes.

     If subscriptions for the minimum 176,471 shares are accepted by the Company on or before August 14, 1998, any interest income earned on subscription proceeds will be used by the Company to offset expenses of the Offering. Interest income is estimated to be $25,890 assuming the gross proceeds from the minimum offering are invested for a sixty day period at a simple interest rate of 5.25% per year. If subscriptions for the minimum 176,471 shares are not accepted by the Company on or before August 14, 1998, all subscription funds will be returned promptly to subscribers together with any interest earned thereon.

                        DETERMINATION OF OFFERING PRICE


     There is no established market for the Common Stock. The Offering price of the Common Stock has been determined by the Board of Directors of the Company based upon a number of factors including an independent appraisal of a nonmarketable, minority interest in the Company as of December 31, 1997, prepared by Morgan Keegan. Other factors considered by the Board of Directors in determining the Offering price included: the history of and the prospects for the industry in which the Company competes; an assessment of the Company's management; the prospects of the Company and an assessment of the Company's results of operations and its capital structure.



                                   DILUTION

     The net tangible book value of the Company at December 31, 1997, was $7,604,635, or $9.04 per outstanding share of Common Stock. After giving effect to the Offering and the receipt of the net proceeds therefrom (after deduction of underwriting commissions and estimated offering expenses), the pro forma net tangible book value as of December 31, 1997, would be approximately $10,435,139 or $10.25 per then-outstanding share if only the minimum 176,471 shares are sold in the Offering, and $12,395,138 or $10.92 per then-outstanding share if the maximum 294,118 shares are sold. This represents an immediate dilution of net tangible book value to new investors purchasing shares in the Offering. The following table illustrates the per-share dilution:

                                           If       If
                                           Minimum  Maximum
                                           Sold     Sold
                                           -------  -------

Offering price per share.................   $17.00   $17.00

Net tangible book value
  per share of Common
  Stock as of 12/31/97 (1)...............     9.04     9.04

Pro forma net tangible book
  value per share of Common
  Stock after the Offering...............    10.25    10.92

Increase per share attributable
  to new investors.......................     1.21     1.88


Dilution per share to new investors (2)..     6.75     6.08


------------------------------------
(1) Net tangible book value per share of Common Stock is determined by dividing the Company's tangible net worth (tangible assets less liabilities) by the number of outstanding shares of Common Stock.

(2) Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share of Common Stock after the Offering from the Offering price per share.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company is offering for sale a minimum of 176,471 shares and a maximum of 294,118 shares of its Common Stock at a price of $17.00 per share. The Common Stock will be offered first to existing stockholders of the Company who are residents of Georgia or Florida and who hold Company shares of record on May 11, 1998. Such stockholders will have, until June 12, 1998, the exclusive right to subscribe for shares of Common Stock. To the extent that shares of Common Stock remain available for purchase after satisfaction of all orders received by June 12, 1998, from existing stockholders, the public will be given the opportunity to subscribe for shares. No person or entity (together with associates and persons acting in concert) may purchase more than 20,588 shares of Common Stock, or fewer than 100 shares of Common Stock, in the Offering, unless the Company, in its sole discretion, accepts a subscription for a greater or lesser number of shares, as the case may be. The Common Stock has not been registered for sale in any states other than Georgia and Florida. Consequently, the Common Stock may not be offered or sold in any states other than Georgia and Florida.

     Subscriptions to purchase shares of Common Stock will be received until midnight, Hiram, Georgia time, on November 6, 1998, unless all of the shares to be offered are earlier sold or the Offering is earlier terminated by the Company. See "Conditions to the Offering and Release of Funds" below. The Company reserves the right to terminate the Offering at any time.

     Following acceptance by the Company, subscriptions are binding on subscribers and may not be revoked by subscribers except with the consent of the Company. In addition, the Company reserves the right to cancel accepted subscriptions at any time and for any reason until the proceeds of the Offering are released from escrow (as discussed in greater detail in "Conditions to the Offering and Release of Funds" below), and the Company reserves the right to reject, in whole or in part and in its sole discretion, any subscription. THE COMPANY MAY, IN ITS SOLE DISCRETION, ALLOCATE SHARES OF COMMON STOCK AMONG SUBSCRIBERS IN THE EVENT OF AN OVER SUBSCRIPTION FOR THE SHARES TO BE OFFERED IN THE OFFERING. IN DETERMINING WHICH SUBSCRIPTIONS TO ACCEPT, IN WHOLE OR IN PART, THE COMPANY MAY TAKE INTO ACCOUNT THE ORDER IN WHICH SUBSCRIPTIONS ARE RECEIVED, A SUBSCRIBER'S POTENTIAL TO DO BUSINESS WITH, OR TO DIRECT CUSTOMERS TO, THE BANK OR ANY OTHER SUBSIDIARY OR AFFILIATE OF THE COMPANY, AND THE COMPANY'S DESIRE TO HAVE A BROAD DISTRIBUTION OF STOCK OWNERSHIP.

     With respect to the subscriptions that are partially or totally accepted by the Company, any interest earned on the accepted funds will be for the account of the Company. In the event the Company rejects all, or accepts less than all, of any subscription, the Company will refund promptly without interest the amount remitted that corresponds to $17.00 multiplied by the number of shares as to which the subscription is not accepted. If the Company accepts a subscription but in its discretion subsequently elects to cancel all or part of such subscription, the Company will refund promptly the amount remitted that corresponds to $17.00 multiplied by the number of shares as to which the subscription is cancelled, together with any interest earned thereon.

     The shares of Common Stock are being offered directly to potential subscribers on a best efforts basis through certain Directors and Executive Officers of the Company, none of whom will receive any commissions or other form of remuneration in connection with the sale of shares. To the extent that any shares of Common Stock are not sold by such Directors and Executive Officers, Morgan Keegan has agreed to attempt to place such shares on a best efforts basis. The Company has agreed to pay Morgan Keegan a commission equal to 2% of the price of shares sold by Morgan Keegan and has agreed to reimburse Morgan Keegan for certain expenses incurred by it. Morgan Keegan has provided certain financial advisory services to the Company in connection with the Offering, including an independent appraisal of the Common Stock which was one of the factors considered by the Board of Directors in its determination of the Offering price. Morgan Keegan will receive customary fees for these services. The Company and the Bank have agreed to indemnify Morgan Keegan against certain liabilities in connection with the Offering.

     Certificates representing shares of Common Stock, duly authorized and fully paid, will be issued as soon as practicable after subscription funds are released to the Company from the subscription escrow account.

CONDITIONS TO THE OFFERING AND RELEASE OF FUNDS

     Subscription proceeds accepted by the Company for the first 176,471 shares subscribed for in the Offering will be promptly deposited in an escrow account with The Bankers Bank, Cobb County, Georgia (the "Escrow Agent"), until the conditions to the Offering have been satisfied or the Offering has been terminated. The Offering will be terminated, no shares will be issued and no subscription proceeds will be released from escrow to the Company unless on or before August 14, 1998, the Company has accepted subscriptions and payment in full for an aggregate of at least 176,471 shares. Notwithstanding anything to the contrary contained herein, any subscription proceeds accepted after the Company has accepted subscriptions for the initial 176,471 shares, but before this Offering is terminated, will not be deposited in the escrow account but will be available for immediate use by the Company.

     If the above conditions are not satisfied by August 14, 1998, or the Offering is otherwise terminated prior to August 14, 1998, accepted subscription agreements will be of no further force or effect and the full amount of all subscription funds, together with any earnings thereon, will be returned promptly to subscribers.

     The Escrow Agent has not investigated the desirability or advisability of an investment in shares of Common Stock by prospective investors and has not approved, endorsed or passed upon the merits of an investment in such shares. The Company may direct the Escrow Agent to invest subscription funds held in escrow in short-term United States Treasury securities, banker's acceptances, federal funds, insured or fully collateralized certificates of deposit and/or insured money market accounts (including those of the Escrow Agent) until released from escrow. In no event will the subscription proceeds held in escrow be invested in instruments that would mature after the termination of the Offering. Management presently expects that all subscription funds held in escrow will be invested in overnight federal funds.

HOW TO SUBSCRIBE

     Shares may be subscribed for by mailing or delivering a completed and executed Subscription Agreement in the form attached hereto as Exhibit A, to the Company. If mailed, completed and executed Subscription Agreements should be sent, first class mail postage prepaid, to Community Trust Financial Services Corporation, P.O. Box 1700, Hiram, Georgia 30141, such that they will be received by the Company on or prior to November 6, 1998. If delivered by hand, completed and executed Subscription Agreements should be delivered to the Company at 3844 Atlanta Highway, Hiram, Georgia, on or prior to November 6, 1998. Subscribers should retain a copy of the completed Subscription Agreement for their records. The subscription price is due and payable when the Subscription Agreement is mailed or delivered to the Company. Payment must be made in United States dollars by cash or by check, bank draft or money order drawn to the order of "Community Trust Financial Services Corporation" in the amount of $17.00 multiplied by the number of shares subscribed for. Any subscriber who intends to purchase shares through a self-directed retirement plan should contact Kim Wheeler at (770) 445-1014 for directions as to how to subscribe and pay for shares.

SUBSCRIPTIONS FROM EXECUTIVE OFFICERS AND DIRECTORS

     Management anticipates that Executive Officers and Directors of the Company and the Bank will subscribe for a total of 23,897 shares in the Offering.

                         DIVIDENDS AND DIVIDEND POLICY

     Holders of Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. The Company has paid dividends, annually, on its Common Stock each year since 1992. Dividends paid by the Company, on a per share basis, were $0.25 in 1998, $0.25 in 1997, $0.25 in 1996, $0.25 in 1995, $0.20 in 1994, $0.10 in
1993 and $0.05 in 1992.

     The Company's policy has historically been to pay a dividend in the first quarter of each year dependent upon the Company's performance for the prior year. While the Board of Directors of the Company intends to continue to follow a policy of paying annual dividends, the Company's ability to pay cash dividends to its stockholders in the future will depend on a number of factors including future earnings, the financial condition of the Company and the Bank, the amount of cash on hand at the Company level, outstanding debt obligations and limitations, if any, on the payment of dividends that may be contained therein and on requirements imposed by federal and/or state regulatory authorities. The Company's ability to pay dividends to its stockholders is largely dependent on the Bank's ability to pay dividends to the Company. In order to pay dividends to the Company, the Bank must comply with the requirements of applicable Georgia law which, among other things, prohibit the payment of dividends except out of a bank's retained earnings and prohibit the payment of dividends if a bank does not satisfy certain capital and appropriated retained earnings requirements.

     Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its bank subsidiary and to commit resources to support the bank. Consistent with this policy, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net earnings of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the Company's capital needs, asset quality, and overall financial condition. Although management believes that the Bank's earnings will be at a level sufficient to fully fund such dividends, there can be no assurances that any dividends will be paid in the future.

                            MARKET FOR COMMON STOCK

     Prior to the Offering there has been no established public trading market for the Common Stock and such a market is not likely to develop in the foreseeable future. Based upon information made available to the Company by sellers of Common Stock, the Company believes that the high and low prices at which shares of Common Stock have been sold during the first and second quarters of 1998 and during each quarter within the last two fiscal years are as set forth below. However, management of the Company is not aware of every transaction involving Common Stock or of the price at which Common Stock is sold in every transaction of which it is aware. Consequently, shares of Common Stock may have been sold at prices above or below the prices set forth below during the periods indicated.


                                                        HIGH SALE     LOW SALE
                                                          PRICE         PRICE
                                                          -----         -----
1996
First Quarter........................................    $10.00         $10.00
Second Quarter.......................................     10.50          10.00
Third Quarter........................................     12.00          10.50
Fourth Quarter.......................................     14.00          11.78

1997
First Quarter........................................     14.50          12.50
Second Quarter.......................................     14.00          14.00
Third Quarter........................................     20.00          14.00
Fourth Quarter.......................................     16.00          10.00

1998
First Quarter........................................     15.00          15.00
Second Quarter (through May 8).......................     15.50          15.50

     There were approximately 739 Company stockholders of record as of May 8, 1998. This number does not include beneficial owners holding shares through nominee or "street" name.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1997, and as adjusted to reflect the receipt of the estimated net proceeds from the sale by the Company of the minimum 176,471 shares and maximum 294,118 shares of Common Stock offered hereby.

                                                                December 31, 1997
                                                       -------------------------------------
                                                                          As Adjusted
                                                                    ------------------------
                                                          Actual      Minimum      Maximum
                                                          ------      -------      -------
Total deposits....................................     $81,981,103  $81,981,103  $81,981,103
Total borrowings..................................         800,000           --           --
                                                       -----------  -----------  -----------

Total deposits and borrowings.....................      82,781,103   81,981,103   81,981,103
                                                       -----------  -----------  -----------

Common Stock, $2.50 par value,
   5,000,000 shares authorized, 841,324
   shares issued and outstanding
   (1,017,795 shares as adjusted for the
   minimum Offering, 1,135,442 shares
   as adjusted for the maximum
   Offering)......................................       2,103,310    2,544,488    2,838,605

Additional paid-in capital........................       2,109,602    4,498,928    6,164,810

Retained earnings.................................       3,511,989    3,511,989    3,511,989
Unrealized gain on securities
   available for sale, net of tax.................         144,931      144,931      144,931
                                                       -----------  -----------  -----------

Total stockholders' equity........................       7,869,832   10,700,336   12,660,335
                                                       -----------  -----------  -----------

Total capitalization..............................     $90,650,935   92,681,439   94,641,438
                                                       ===========  ===========  ===========

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data of the Company are qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and Notes thereto included elsewhere, or incorporated by reference, in this Prospectus. The selected financial data presented below as of the years ended December 31, 1993 through 1997 and for each of the fiscal years in the five-year period ended December 31, 1997 have been derived from the Company's consolidated financial statements which have been audited by Porter Keadle Moore LLP.


                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
                                                           1997            1996            1995            1994            1993
                                                           ----            ----            ----            ----            ----
BALANCE SHEET DATA
Total assets                                           $91,904,781     $85,203,618     $68,230,620     $62,835,550     $63,825,313
Loans (1)                                               56,359,625      48,712,195      38,314,857      34,477,171      29,647,200
Deposits                                                81,981,103      76,897,761      61,235,289      57,289,105      58,560,335
Stockholders' equity (2)                                 7,869,832       6,877,876       6,031,906       4,943,152       4,824,210

STATEMENT OF EARNINGS DATA
Net interest income                                    $ 4,719,701     $ 4,187,352     $ 3,395,024     $ 2,873,926     $ 2,487,816
Provision for loan losses                                  204,270         197,841         186,645         243,000         218,061
Other income                                             1,203,961       1,151,183         838,882         816,385         811,034
Other expense                                            4,244,061       3,563,813       2,768,056       2,477,119       2,322,022
Net earnings                                             1,038,807       1,057,884         885,407         677,367         532,333
Basic earnings per share (3)                                  1.24            1.26            1.06             .81             .64
Diluted earnings per share (3)                                1.18            1.23            1.04             .80             .64

ASSET QUALITY RATIOS
Nonperforming assets to
     total assets                                             0.43%           0.04%           0.40%           0.37%           0.53%
Net chargeoffs to average loans                               0.17%           0.15%           0.13%           0.53%           0.63%
Allowance for loan losses
     to total loans                                           1.45%           1.44%           1.50%           1.27%           1.25%
Allowance for loan losses to
     nonperforming assets                                   210.55%        2146.76%         231.12%          89.18%         110.57%

KEY PERFORMANCE RATIOS
Return on average assets                                      1.19%           1.39%           1.37%           1.14%           0.96%
Return on average equity                                     14.44%          16.65%          17.01%          13.86%          11.91%
Net interest margin                                           5.93%           5.89%           5.66%           5.29%           4.90%
Net interest spread                                           5.17%           5.23%           4.98%           4.86%           4.49%
Average equity to average
     assets                                                   8.27%           8.32%           8.06%           8.25%           8.04%
Other expense to average
     assets
Efficiency ratio (4)                                         71.65%          66.76%          65.38%          67.12%          70.39%
Dividends per share                                          $ .25           $ .25           $ .25           $ .20           $ .10

---------------------
(1) Net of unearned interest and the allowance for loan losses.
(2) Information from 1994 forward includes net unrealized gain (loss) on securities available for sale, net of tax.
(3) All years presented are adjusted for the implementation of SFAS 128.
(4) The efficiency ratio is calculated by dividing other expense by the sum of net interest income and other income.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     Management's discussion and analysis is provided to afford potential investors a clearer understanding of the major elements of the Company's results of operations, financial condition, liquidity and capital resources. The following discussion should be read in conjunction with the financial statements and related notes incorporated by reference, or included elsewhere, herein.

OVERVIEW

     Management's discussion and analysis of financial condition and results of operations analyzes the material changes in the consolidated balance sheets and statements of earnings presented herein for the Company. The consolidated financial information herein includes the financial condition and results of operations, for all periods presented, of the Company and its wholly-owned subsidiaries, the Bank and Metroplex, and the Company's 75%-owned subsidiary, CLC. The Company's 49% interest in CashTrans is treated as an unconsolidated subsidiary for financial reporting purposes, and, accordingly, the Company's interest is reflected in the consolidated financial statements at its proportionate share.

     At December 31, 1997, the Company had consolidated total assets of $91,904,781 as compared to $85,203,618 at December 31, 1996. Stockholders' equity increased approximately 14.42% to $7,869,832 or $9.35 per share at December 31, 1997, as compared to stockholders' equity of $6,877,876 or $8.20 per share at December 31, 1996. Stockholders' equity increased primarily as a result of increased net earnings of the Company for the year ended December 31, 1997. Additionally, the Company recorded a change in unrealized gain on securities available for sale, net of tax, of $149,365 for the year ended December 31, 1997, resulting in an unrealized gain on securities available for sale, net of tax, of $144,931 as of December 31, 1997. Although the Company's net interest income for the year ended December 31, 1997, increased approximately 12.71% or $532,349 from its net interest income for the year ended December 31, 1996, the Company's net earnings decreased 1.80% from $1,057,884 for the year ended December 31, 1996, to $1,038,807 for the year ended December 31, 1997, while its basic earnings per share (based on the weighted average number of shares outstanding during the year) decreased from $1.26 to $1.24. This decrease in earnings growth compared to growth in net interest income was attributable primarily to a 19.09% increase in other expenses that resulted largely from an increase in salary and employee benefits caused by (i) the Bank's need for additional human resources due to its growing customer base,
(ii) salary and benefit costs of CLC, and (iii) routine salary increases. The Company's other expenses also increased as a result of increases in advertising costs incurred by the Bank since new competitors entered its market, and due to payment of directors' fees being initiated at the Company and CLC levels. Prior to September 1996, directors of the Company and CLC had served without compensation.

     For the year ended December 31, 1997, the Bank recorded net earnings of $1,180,518, an increase of 14.34% or $148,081 from the year ended December 31, 1996. For the year ended December 31, 1997, CLC experienced a loss of approximately $38,964 due primarily to increased overhead costs associated with two offices acquired in April 1996. Of this loss, $31,215 is reflected in the Company's consolidated net earnings for the year ended December 31, 1997. For the year ended December 31, 1997, CashTrans experienced a loss of approximately $226,827 due primarily to costs associated with the acquisition and installation of 334 automated teller machines in Georgia, Florida, South Carolina, and Alabama. Under the equity method of accounting, 49% of this loss, or $111,145, is reflected in the Company's Other Income for the year ended December 31, 1997.

     Management generally is pleased with the Company's results for 1997. While the Company's results of operations for 1997 were adversely affected by CashTrans' and CLC's losses, these losses were consistent with management's expectations. Meanwhile, the Bank has continued to experience consistent earnings growth.

     The Company's results of operations are primarily dependent upon the Bank's results of operations. The Bank represents 97.50% and 92.45%, respectively, of the Company's total assets and total revenues at December 31, 1997. The Bank's business consists primarily of attracting deposits from the general public and, with these and other funds, originating real estate loans, consumer loans, business loans and residential and commercial construction loans. Funds not invested in the loan portfolio are invested by the Bank primarily in U.S. Government and agency obligations and obligations of various states and their political subdivisions. The Company's earnings are dependent primarily upon the Bank's net interest income, which is the difference between the interest income received from its assets (primarily loans and investment securities) and the interest expense (or "cost of funds") which it pays on its liabilities (primarily deposits). The Bank's profitability also is affected by such factors as other income and expenses, the provision for loan losses and income tax expense. Other income consists primarily of service charges on deposits and gains or losses on the sale of investment securities. Other expenses consist of salaries and employee benefits, occupancy expenses, FDIC deposit insurance premiums and other operating expenses such as data processing costs, printing, postage and supplies, and professional fees.

     CLC began operations in September 1995, for the purpose of acquiring and operating consumer finance offices under the direction of the Company. CLC is owned 75% by the Company and 25% by an individual who is employed as the President of CLC. At December 31, 1997, CLC conducted its operations from three offices located in Rockmart, Rossville and Woodstock, Georgia, respectively. CLC represents 1.42% and 5.72%, respectively, of the Company's total assets and total revenues at December 31, 1997. Although CLC experienced a loss of $38,964 for 1997, CLC increased its gross loans approximately 23.29% or $267,919. The fact that CLC has expanded operations quickly since its establishment in September 1995, through the acquisition of existing consumer finance businesses has adversely affected its profitability. Each of the acquisitions caused CLC to incur a cost of intangible assets (i.e., goodwill). The amortization of this
                                   ---
cost has reduced CLC's net earnings and, therefore, has had an adverse impact on CLC's profitability. The operations of CLC are funded principally through a revolving line of credit arrangement with the Company. At December 31, 1997, $1,571,348 was outstanding under this credit facility. In February, 1998, the

Company and CLC agreed to increase the maximum amount of credit available under this facility from $1,900,000 to $2,750,000. This credit facility is evidenced by a demand promissory note that is payable by CLC at any time without penalty. Principal amounts repaid by CLC may be reborrowed. Outstanding advances under this note bear interest at a floating rate equal to the "prime" rate of interest as published from time to time in The Wall Street Journal. Interest is due and payable annually on the first business day of January of each year. Amounts outstanding under this credit facility are secured by essentially all of CLC's assets, including its notes receivable. Because CLC was initially capitalized with only $500, $375 of which represented the Company's investment, the $38,964 loss experienced by CLC in 1997 made it insolvent at the end of 1997. The relatively small initial capitalization of CLC reflects the Company's desire to fund CLC's operations with debt financing rather than equity contributions. Management believes that CLC's cash flow is adequate to service the loans that have been made, and that may be made in the future, by the Company to CLC. While CLC does not currently, and in 1998, is not expected to, have a significant impact on the consolidated results of operations of the Company, management believes that CLC represents a prudent, and ultimately profitable, means of diversifying the Company's business lines and that CLC represents a significant long-term growth opportunity for the Company.

     CashTrans was formed in May, 1997, as a joint venture between the Company and JRH Diversified, Inc. to engage in the business of providing retail establishments (primarily convenience stores) with automated teller machines that are owned by CashTrans and that dispense cash or cash equivalents. CashTrans represents 0.46% and 1.31%, respectively, of the Company's total assets and total revenues at December 31, 1997. CashTrans' loss for 1997 was attributable primarily to the placement by CashTrans of 334 automated teller machines in service from its formation in May, 1997, through the remainder of the year. This represented approximately 67% more machines placed in service during this period than management had anticipated. Management expects that CashTrans will require from twelve to eighteen months to recover its investment in an individual machine from income in the form of service charges paid as a result of transactions processed through that machine. The average recovery period is expected to be approximately fifteen months. Management believes that the costs incurred by CashTrans in 1997 are customary for start-up ventures like CashTrans and that such costs were influenced by a larger demand for CashTrans' products than had been anticipated by management. Management believes that the losses generated by CashTrans' initial investment in automated teller machines are short-term in nature and that, in the longer term, this investment will contribute to CashTrans' profitability.

     The operations of CashTrans are funded principally through a credit facility with the Company. At December 31, 1997, $500,000 was outstanding under this facility. In February, 1998, the Company and CashTrans agreed to increase the maximum amount of credit available under this facility from $500,000 to $750,000. Under this credit facility, CashTrans may borrow up to $750,000. Until the earlier of (i) the date on which total borrowings equal $750,000 or
(ii) December 31, 2000 (the Conversion Date), interest only is due and payable on the last business day of each year. Interest accrues at a floating rate equal to the "prime" rate of interest as published from time to time in The Wall Street Journal plus 1%. On the Conversion Date, the outstanding principal balance becomes due and payable, monthly, over a period of 36 consecutive months. Amounts outstanding under this credit facility are personally guaranteed by James R. Henderson, the principal of JRH Diversified, Inc. Because CashTrans was initially capitalized with only $100,000, $49,000 of which represented the Company's investment, the $226,827 loss experienced by CashTrans in 1997 made it insolvent at the end of 1997. The relatively small initial capitalization of CashTrans reflects the desire of the Company and JRH Diversified, Inc. to fund CashTrans' operations with debt financing rather than equity contributions. Management believes that CashTrans' cash flow is adequate to service the loans that have been made, and that may be made in the future, by the Company to CashTrans. Management believes that CashTrans represents a prudent, and ultimately profitable, investment for the Company as well as a significant long-term growth opportunity for the Company.

     Metroplex, a wholly-owned subsidiary of the Company, was formed in 1992 as an appraisal service company. Metroplex performs appraisals of residential properties located in Paulding, Bartow, Polk, Harralson, Floyd, and Cobb counties, Georgia. Metroplex represents 0.02% and 1.13%, respectively, of the Company's total assets and total revenues at December 31, 1997. Net earnings of Metroplex for the year ended December 31, 1997, were approximately $6,574. Metroplex does not have a significant impact on the consolidated results of operations of the Company and management does not anticipate that its impact will be significant in future periods. Management believes that Metroplex represents a desirable activity for the Company to be engaged in because, among other things, Metroplex requires the commitment by the Company of relatively modest resources and enables the Bank to receive reliable appraisals in connection with residential real estate loans originated by the Bank.


RECENT DEVELOPMENTS

        Based upon preliminary, unaudited financial information, the Company had net interest income of $1,224,680 and net earnings of $194,177 (or $0.23 basic, and $0.22 diluted, earnings per common share) for the three months ended March 31, 1998, as compared to net interest income of $1,082,643 and net earnings of $213,902 (or $0.25 basic, and $0.24 diluted, earnings per common share) for the three months ended March 31, 1997. Based upon this same preliminary, unaudited information, CLC experienced a net loss of $9,445 for the three months ended March 31, 1998, as compared to a net loss of $4,535 for the three months ended March 31, 1997, while CashTrans experienced a net loss of $65,800 for the three months ended March 31, 1998. Of CashTrans' loss, 49%, or $32,242, was incurred by the Company under the equity method of accounting based on the Company's 49% equity interest in CashTrans. CashTrans did not commence operations until May, 1997. Consequently, no financial information is available for CashTrans for the first quarter of 1997.


RESULTS OF OPERATIONS

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996
---------------------------------------------------------------------

Net Interest Income

     Net interest income is a function of (1) the difference between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities (the "interest rate spread") and (2) the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

     The Company's net interest income increased approximately 12.71% to $4,719,701 for the year ended December 31, 1997, as compared to $4,187,352 for the year ended December 31, 1996. Interest income increased approximately 11.41% to $7,630,414 for 1997, as compared to $6,848,968 for 1996, due primarily to an approximate 13.79% increase in the average loan portfolio for 1997 as compared to 1996. Interest expense increased approximately 9.36% to $2,910,713 for 1997, as compared to $2,661,616 for 1996, due primarily to an approximate 9.57% increase in the average amount of interest-bearing deposits and liabilities of the Company.

     At December 31, 1997, the Company held $2,070,710, or 8.99%, of its securities portfolio in mortgage-backed securities which are available for sale. These mortgage-backed securities are subject to being prepaid in part or in whole. Because a premium was paid for purchase of some of these securities, an accelerated payback can decrease earnings through faster amortization of the premium. Mortgage-backed securities also may be subject to a slow-down in prepayments, especially in a rising rate environment. This type of risk, called extension risk, is not significant since the majority of the mortgage-backed securities owned by the Company are either variable rate securities or have maturities of five years or less. Management monitors the pre-payment risk and extension risk associated with the Company's investments in mortgage-backed securities in order to maintain an overall acceptable level of risk.

     The Company's average earning assets for the year ended December 31, 1997, were $79,613,629, having a weighted average yield of 9.58%, resulting in a net interest margin of 5.93% for 1997. This compares to average earning assets for the year ended December 31, 1996, of $71,120,155, having a weighted average yield of 9.63%, resulting in a net interest margin of 5.89% for 1996. The slight increase in net interest margin is attributable primarily to the 11.94% increase in the Company's average earning assets, as compared to the 9.57% increase in the Company's average interest-bearing liabilities. The larger increase in the amount of the Company's interest-earning assets as compared to its interest-bearing liabilities caused a positive effect on the Company's net interest margin in 1997.

Provision for Loan Losses

     Although the Company loses some interest income due to non-performing assets, defined as loans placed on non-accrual status, real estate acquired through foreclosure, and property acquired through repossession, management considers the Company's level of non-performing assets to be at an acceptable level. The Company's non-performing assets totaled $393,835, or 0.43% of total assets as of December 31, 1997, as compared to $33,237, or 0.04% of total assets as of December 31, 1996. The increase in non-performing assets from 1996 to 1997 was attributable primarily to an increase in the Company's loans placed on non-accrual status. At December 31, 1997, the Company had classified loans of $847,988 or approximately 0.92% of total assets, as compared to $765,529 or approximately 0.90% of total assets at December 31, 1996.

     The Georgia Department, the Bank's primary regulatory authority, requires the Bank to maintain a loan loss allowance of not less than one percent of all outstanding loans. This allowance is used to cover future loan losses. During 1997, the Company sustained $88,556 in net loan losses as compared to $67,629 in net losses in 1996. The increase in net loan losses from 1996 to 1997 was attributable primarily to an increase in the Bank's net loan losses to $79,601 as of December 31, 1997, as compared to $42,440 as of December 31, 1996. As of December 31, 1997, the Company's loan loss allowance was $829,232, or 1.45% of outstanding loans.

Other Income

     Total other income, consisting of service charges on deposits, appraisal fees, credit life insurance commissions, securities gains, loss in CashTrans, an unconsolidated subsidiary, and other miscellaneous income, increased approximately 4.58% to $1,203,961 for the year ended December 31, 1997, as compared to total other income of $1,151,183 for the year ended December 31, 1996, primarily due to increased insurance commissions and service charges and fees. Insurance commissions increased approximately $62,210, or 33.59%, during the year ended December 31, 1997, as compared to the same period in 1996 primarily due to income derived from one of its subsidiaries, CLC. Consumer finance companies typically sell credit life and automobile liability insurance to many of their customers. Service charges and fee income increased approximately $102,892, or 12.40%, during the year ended December 31, 1997, as compared to the same period in 1996, primarily due to an increase in the number of returned check charges assessed by the Bank on deposit accounts.

Other Expenses

     Other expenses, consisting of salaries and employee benefits, occupancy and other miscellaneous expenses, increased approximately 19.09% to $4,244,061 for 1997, as compared to $3,563,813 for 1996. This increase is attributable primarily to an increase in salaries and employee benefits caused by (i) the Bank's need for additional human resources due to the growing customer base of the Bank, (ii) salary and benefit cost of CLC, and (iii) routine salary increases. Occupancy expense increased by approximately $105,484, or 19.33%, for the year ended December 31, 1997, as compared to the same period in 1996, primarily due to increased depreciation associated with increased furniture and equipment purchases at the Bank. Other operating expense increased by approximately $228,044, or 20.44%, for the year ended December 31, 1997, as compared to the same period in 1996, primarily due to increased advertising costs incurred by the Bank since new competitors entered its market.

Provision for Income Taxes

     Total income tax expense for the year ended December 31, 1997, was $444,272 as compared to $507,639 for the year ended December 31, 1996. The effective tax rate also decreased from 32% to 30% at December 31, 1997, as compared to December 31, 1996. This decrease was due primarily to an increase in tax-exempt interest income earned by the Bank and to lower state income tax.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995
---------------------------------------------------------------------

Net Earnings

     The Company's net earnings for 1996 were $1,057,884, an approximate 19.48% increase from net earnings of $885,407 for 1995. The increase in average earning assets to $71,120,155 for the year ended December 31, 1996, as compared to $59,570,527 for the year ended December 31, 1995, was the primary factor in the growth in the Company's net earnings for 1996.

Net Interest Income

     The Company's net interest income increased approximately 23.34% to $4,187,352 for the year ended December 31, 1996, as compared to $3,395,024 for the year ended December 31, 1995. Interest income increased approximately 23.11% to $6,848,968 for 1996, as compared to $5,563,477 for 1995, due primarily to an approximate 25.60% increase in the average loan portfolio for 1996 as compared to 1995. Interest expense increased approximately 22.74% to $2,661,616 for 1996, as compared to $2,168,453 for 1995, due primarily to an approximate 19.28% increase in the average amount of deposits on which the Company pays interest.

     The Company's average earning assets for the year ended December 31, 1996, were $71,120,155, having a weighted average yield of 9.63%, resulting in a net interest margin of 5.89% for 1996. This compared to average earning assets for the year ended December 31, 1995 of $59,570,527, having a weighted average yield of 9.30%, resulting in a net interest margin of 5.66% for 1995. The increase in net interest margin was attributable primarily to the growth in CLC's loan portfolio as a percentage of the Company's average earning assets, and the interest income produced by those assets. For the year ended December 31, 1996, CLC's average earning assets were $815,042. For the year ended December 31, 1995, CLC's average earning assets were negligible because CLC did not commence business until September 1, 1995. Loans made by CLC have a higher yield than those carried in the Bank's loan portfolio.

Provision for Loan Losses

     The Company's non-performing assets totaled $33,237, or 0.04% of total assets as of December 31, 1996, as compared to $273,695, or 0.40% of total assets as of December 31, 1995. The decrease in non-performing assets from 1995 to 1996 was attributable primarily to a loan which was paid in full by the customer and to the sale by the Bank of two residential properties held in other real estate. At December 31, 1996, the Company had classified loans of $765,529 or approximately 0.90% of total assets, as compared to $702,750 or approximately 1.03% of total assets at December 31, 1995.

     The Georgia Department, the Bank's primary regulatory authority, requires the Bank to maintain a loan loss allowance of not less than one percent of all outstanding loans. This allowance is used to cover future loan losses. During 1996, the Company sustained $67,629 in net loan losses as compared to $47,707 in net losses in 1995. The increase in net loan losses from 1995 to 1996 was attributable primarily to the loan losses of CLC, since 1996 was that subsidiary's first full year of operation. As of December 31, 1996, the Company's loan loss allowance was $713,518, or 1.44% of outstanding loans.

Other Income

     Total other income, consisting of service charges on deposits, appraisal fees, credit life insurance commissions, securities gains and other miscellaneous income, increased approximately 37.23% to $1,151,183 for the year ended December 31, 1996, as compared to total other income of

$838,882 for the year ended December 31, 1995, primarily due to increased insurance commissions and service charges and fees. Insurance commissions increased approximately $158,475, or 593.32%, during the year ended December 31, 1996, as compared to the same period in 1995 primarily due to income derived from the subsidiary CLC. Consumer finance companies typically sell credit life and automobile liability insurance to many of their customers. Service charges and fee income increased approximately $96,475, or 13.16%, during the year ended December 31, 1996, as compared to the same period in 1995, primarily due to a 10.59% increase in the number of the Bank's deposit accounts.

Other Expenses

     Other expenses, consisting of salaries and employee benefits, occupancy and other miscellaneous expenses, increased approximately 28.75% to $3,563,813 for 1996, as compared to $2,768,056 for 1995. This increase was attributable primarily to an increase in salaries and employee benefits caused by the (i) Bank's need for additional human resources due to the growing customer base of the Bank, (ii) salary and benefit cost of CLC, and (iii) routine salary increases. Occupancy expense increased by approximately $98,107, or 21.92%, for the year ended December 31, 1996, as compared to the same period in 1995, primarily due to the addition of the Bank's Brownsville branch and CLC's three offices.

Provision for Income Taxes

     Total federal income tax expense for the year ended December 31, 1996, was $507,639 as compared to $397,533 for the year ended December 31, 1995. This increase in federal income tax expense was due primarily to the increase in the Company's 1996 net earnings.

CAPITAL RESOURCES AND LIQUIDITY

     Historically, the principal sources of funds for the Company have been increases in deposits, repayments of loans, other borrowings and cash received at maturity, and from sales, of securities. In 1997, the Company received $5,083,342 in net increases of demand, savings, and time deposits and $6,187,038 from maturities and sales of securities. Additionally, in 1997, the Company established a $2,500,000 revolving credit facility with The Bankers Bank, Cobb County, Georgia. The Company borrowed $800,000 pursuant to this credit facility during 1997. As of May 8, 1998, the Company had $1,600,000 in borrowings outstanding under this facility. All outstanding borrowings under this facility are expected to be repaid with the proceeds of this Offering. See "Use of Proceeds." The Bank is a member of the Federal Home Loan Bank of Atlanta and borrowings are available to it through that relationship. The amount of credit available from the Federal Home Loan Bank of Atlanta fluctuates based on criteria set by that institution. At May 8, 1998, the Bank had borrowed $2,500,000 under the Federal Home Loan Bank facility and had $3,600,000 in available credit remaining.

     Uses of funds in 1997, included $209,817 paid in dividends to Company shareholders of record as of March 10, 1997, and $107,987 in additions to premises and equipment. The net change in the Company's loans was an increase of $7,851,700 for 1997 as compared to 1996, and $6,538,282 in securities were purchased in 1997.

     The proceeds of this Offering together with increases in the Bank's core deposits are expected to be the major sources of funds provided during 1998. Management believes that deposit growth will continue at a moderate pace due to the population growth in Paulding County and the products offered by the Bank for consumers (including an automated voice-response system that allows customers to request loans by phone, fixed rate mortgage loans, debit cards, credit cards and access to the Bank's website on the Internet).

     The Company is subject to regulatory capital requirements imposed by the Georgia Department and by the Federal Reserve. The Department requires bank holding companies to maintain a minimum ratio of capital to total average assets of 5%, with certain adjustments, on a consolidated basis. At December 31, 1997, the Company's ratio of capital to total average assets was 9.55%, using the Department's guidelines. Under federal law, the Company and the Bank are required to maintain a ratio of total capital to risk weighted assets of at least 8.0%, of which at least one-half must be so-called Tier 1 capital. Under applicable federal regulations and interpretations thereof, the Bank's ratio of total capital to risk weighted assets at December 31, 1997, was 12.14%, and its ratio of Tier 1 capital to risk weighted assets was 10.89%. Under applicable federal regulations and interpretations thereof, the Company's ratio of total capital to risk weighted assets at December 31, 1997, was 13.75%, and its ratio of Tier 1 capital to risk weighted assets was 12.49%. Additionally, under federal law, all but the most highly rated banks and bank holding companies are required to maintain a minimum ratio of Tier 1 capital to total average assets (Tier 1 leverage ratio) of 4.0% to 5.0%, including the most highly rated banks and bank holding companies that are anticipating or experiencing significant growth. Three percent is the minimum Tier 1 leverage ratio required for the most highly rated banks and bank holding companies with no plans to expand. The Bank substantially exceeds its Tier 1 leverage ratio requirement with a Tier 1 leverage ratio of 7.03% as of December 31, 1997. The Company also substantially exceeds its Tier 1 leverage ratio requirement with a Tier 1 leverage ratio of 8.60% as of December 31, 1997. Through its policy of controlled growth, the Company intends to maintain capital in excess of the required minimum in order to support future growth.

     Liquidity represents the Company's ability to meet both loan commitments and deposit withdrawals. Liquidity is monitored monthly by management in order to ensure compliance with the Bank's policy of maintaining adequate liquidity. As of December 31, 1997, the Bank's liquidity ratio was 29.65%, as compared to 33.58% at December 31, 1996. The Bank maintains two lines of credit to borrow fed funds that total $3,000,000 in order to enhance liquidity. The Bank's ability to borrow funds from the Federal Home Loan Bank of Atlanta also is intended to enhance liquidity. As of May 8, 1998, the Bank had borrowed $2,500,000 under the Federal Home Loan Bank facility and had $3,600,000 in available credit remaining. Additionally, the Company's $2,500,000 credit facility with The Bankers Bank is intended to enhance the Company's liquidity.

     The Company believes that the proceeds of this Offering, together with funds from the Company's historical sources of funds and funds available under the Company's credit facilities, will be adequate to fund the Company's needs for the foreseeable future.

IMPACT OF INFLATION

     The consolidated financial statements and related consolidated financial data contained elsewhere, or incorporated by reference, herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

YEAR 2000

     The Company has a Year 2000 plan in place. This plan is necessary since many existing computer programs use only two digits to identify a year. Such programs were designed and developed without considering the impact of the upcoming change in the century. Since many computer applications could fail or create erroneous results by or at the Year 2000 if these problems are not corrected, management has implemented a plan to ensure that the Company and each of its subsidiaries is prepared to continue operations without interruption through the upcoming change in the century. Year 2000 issues relating to the Company's businesses, its operations, and its relationships with customers, suppliers, and other constituents are reviewed by a committee consisting of management and operations and technical staff. Goals of the Company's plan include evaluation of systems, prioritization of necessary updates or replacements, responsibility assignments, and establishment of a timeline for review, implementation, and testing. Management believes that, to date, the goals of the plan have been met, and the testing phase has begun. Management does not believe that Year 2000 will have a significant impact on the Company. Management does not anticipate that the implementation of the Company's Year 2000 plan will entail any material capital expenditures.


                                    BUSINESS

GENERAL

     The Bank's business consists primarily of attracting deposits from the general public and, with these and other funds, originating real estate loans, consumer loans, business loans and residential and commercial construction loans. Funds not invested in the loan portfolio are invested by the Bank primarily in U.S. Government and agency obligations and obligations of various states and their political subdivisions. In addition to deposits, sources of funds for the Bank's loans and other investments include amortization and prepayment of loans, sales of loans or participations in loans and sales of its investment securities. The principal sources of income for the Bank are interest and fees collected on loans, fees collected on deposits and interest and dividends collected on other investments. The principal expenses of the Bank are interest paid on deposits, employee compensation and benefits, occupancy expenses and other overhead expenses.

     The Company's earnings depend primarily on the Bank's "net interest income," which is the difference between the interest income it receives from its assets (primarily its loans and other investments) and the interest expense (or "cost of funds") which it pays on its liabilities (primarily its deposits). Net interest income is a function of (i) the difference between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities (the "interest rate spread" or "net interest spread") and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Bank adheres to an asset and liability management strategy which is intended to control the impact of interest rate fluctuations upon the Company's earnings and to make the yields on the Bank's loan portfolio and other investments more responsive to its cost of funds, in part by more closely matching the maturities of its interest-earning assets and its interest-bearing liabilities, while still maximizing net interest income. Nevertheless, the Bank is and will continue to be affected by changes in the levels of interest rates and other factors beyond its control.

     Unless specifically noted below, the following information is presented on a consolidated basis reflecting the Company's performance as a whole. The Company's results of operations are dependent primarily upon the results of operations of the Bank but also are affected, although not significantly, by the operations of CLC, CashTrans and Metroplex. The information hereinafter set forth as it relates generally to the Company's interest-earning assets, loans and interest income includes CLC's loans, or interest income attributable to such loans. However, where such information specifically refers to the Bank or refers to specific categories of the Company's interest-earning assets other than consumer loans, it does not include loans held by CLC. Similarly, references generally to the Company's interest-bearing liabilities, interest expense, non-interest income and non-interest expense include CLC and Metroplex unless such references are specifically to the Bank.

     For the fiscal years ended December 31, 1997 and 1996, the Company's weighted average rate earned on all interest-earning assets was 9.58% and 9.63%, respectively, and the Company's weighted average rate paid on all interest-bearing liabilities for the same years was 4.40% and 4.41%, respectively. The Company's interest rate spread for the years ended December 31, 1997 and 1996 therefore was 5.18% and 5.22%, respectively, and its net interest income for such years was $4,719,701 and $4,187,352, respectively. For fiscal 1997, the Company recorded net income of $1,038,807 or $1.24 basic earnings per share as compared with net income of $1,057,884 or $1.26 basic earnings per share for fiscal 1996. The decrease in net income was due primarily to a 19.09% increase in other expenses that resulted largely from an increase in salary and employee benefits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Year Ended December 31, 1997 Compared to Year Ended December 31,1996."

          The table below sets forth certain additional measures of the Company's performance for the periods indicated. Average balances in the table, as well as all average balances presented elsewhere in this report, were derived based on daily balances whenever possible. However, some average balances which require data from the Company or CLC, as opposed to the Bank, were derived based on month-end balances since the data processing systems for those entities do not provide daily average balance information. The use of month-end averages does not materially alter any information given, and all averages are still representative of the operations of the Company.

                                                        Years Ended December 31,
                                                    -------------------------------
                                                      1997        1996       1995
                                                    --------    --------   --------
  Net Interest Margin (Net interest
   income divided by average interest-
   earning assets).................................   5.93%      5.89%      5.66%

  Return on Average Assets
   (Net income divided by average
   total assets)...................................   1.19%      1.39%      1.37%

  Return on Average Equity
   (Net income divided by
   average equity).................................  14.44%     16.65%     17.01%

  Equity-to-Assets (Average equity
   divided by average total assets)................   8.27%      8.32%      8.06%

  Loans to Deposits (Average
   loans divided by average
   daily deposits).................................  67.75%     65.94%     62.31%

  Dividend Payout Ratio (Dividends
   declared by the Company divided by net income)..  20.20%     19.77%     23.58%

NET INTEREST INCOME

     The following table sets forth information with respect to interest income from average interest-earning assets, expressed both in dollars and yields, and interest expense on average interest-bearing liabilities, expressed both in dollars and rates, for the periods indicated. The table includes loan yields which reflect the amortization of deferred loan origination and commitment fees. Interest income from investment securities includes the accretion of discounts and amortization of premiums.

                                                                     Years Ended December 31,
                                ---------------------------------------------------------------------------------------------------
                                             1997                             1996                              1995
                                ------------------------------   ------------------------------    --------------------------------
                                           Interest    Average              Interest    Average                 Interest    Average
                                Average    Income/     Yield/    Average    Income/     Yield/     Average      Income/     Yield/
                                Balance    Expense(1)  Rate      Balance    Expense(1)  Rate       Balance      Expense(1)  Rate
                                -------    ----------  ----      -------    ----------  ----       -------      ----------  ----
ASSETS
Interest-earning assets:
  Loans(1)(2)................ $52,395,119  $6,075,240  11.60%  $46,043,727  $5,462,059  11.86%   $36,660,129   $4,307,281   11.69%
  Investment securities
     Taxable.................  18,771,145   1,114,266   5.94%   18,508,042   1,051,039   5.68%    17,834,704      984,611    5.52%
     Tax-exempt(3)...........   4,051,859     197,710   4.88%    2,404,861     114,474   4.76%     1,784,584       79,363    4.45%
  Federal funds sold.........   4,395,506     243,198   5.53%    4,163,525     221,396   5.32%     3,291,110      192,222    5.84%
                              -----------  ----------  ------  -----------  ----------  ------   -----------   ----------  -------
Total interest-earning assets $79,613,629  $7,630,414   9.58%  $71,120,155  $6,848,968   9.63%   $59,570,527   $5,563,477    9.30%

Cash and other assets........   7,360,685                        6,533,382                         4,983,549
                              -----------                      -----------                       -----------

     Total assets............ $86,974,314                      $77,653,537                       $64,554,076
                              ===========                      ===========                       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Deposits
   NOW accounts..............  $9,058,370    $165,008   1.82%   $8,728,202  $  194,491   2.23%   $ 6,949,988     $179,261    2.58%
   Money market accounts.....   8,170,372     232,547   2.85%    7,747,518     216,441   2.79%     7,014,853      216,839    3.09%
   Savings deposits..........  13,017,166     391,036   3.00%   12,200,662     375,845   3.08%    12,064,705      436,236    3.62%
   Time deposits, $100,000
     and over................  13,584,221     817,029   6.01%   11,321,593     663,640   5.86%     7,698,395      409,190    5.32%
   Time deposits, other......  21,879,936   1,276,223   5.83%   19,834,342   1,173,908   5.92%    16,442,425      926,137    5.63%
                              -----------  ----------  ------  -----------  ----------  ------   -----------   ----------  -------
     Total interest-bearing
       deposits.............. $65,710,065  $2,881,843   4.39%  $59,832,317  $2,624,325   4.39%   $50,170,366   $2,167,663    4.32%

Other interest-bearing
  liabilities................     340,317      25,281   7.43%      489,934      37,291   7.61%        11,507          790    6.87%
Long-term debt...............      46,164       3,589   7.77%            0           0   0.00%             0            0    0.00%
                              -----------  ----------  ------  -----------  ----------  ------   -----------   ----------  -------
     Total interest-bearing
       liabilities........... $66,096,546  $2,910,713   4.40%  $60,322,251  $2,661,616   4.41%   $50,181,873   $2,168,453    4.32%

Other liabilities:
  Demand deposits............ $11,626,615                       $9,991,772                       $ 8,593,281
  Accrued interest payable
     and other liabilities...   2,058,989                          985,766                           574,520
                              -----------                      -----------                       -----------
     Total other liabilities.  13,685,604                       10,977,538                         9,167,801

        Total liabilities.... $79,782,150                      $71,299,789                       $59,349,674

Stockholders' equity.........   7,192,164                        6,353,748                         5,204,402

    Total liabilities and
      stockholders' equity... $86,974,314                      $77,653,537                       $64,554,076
                              ===========                      ===========                       ===========
FINANCIAL RATIOS

Excess of interest-earning
    assets over interest-
    bearing liabilities...... $13,517,083                      $10,797,904                       $ 9,388,654
                              ===========                      ===========                       ===========
Ratio of interest-earning
    assets to interest-
    bearing liabilities......                         120.45%                          117.90%                            118.71%

Net interest income..........              $4,719,701                       $4,187,352                         $3,395,024
                                           ==========                       ==========                         ==========

Interest rate spread
    (difference between rate
    earned on interest-
    earning assets and rate
    paid on interest-bearing
    liabilities).............                           5.18%                            5.22%                              4.98%

Net interest margin (net
    interest income divided
    by average interest-
    earning assets)..........                           5.93%                            5.89%                              5.66%

------------------------
(1) Interest income on loans includes amortization of deferred loan fees and other discounts of $811,805, $763,558, and $549,535, for the fiscal years ended December 31, 1997, 1996, and 1995, respectively.
(2) Nonperforming loans are included in the computation of average loan balances, and interest income on such loans is recognized on a cash basis.
(3) The average yield computed on tax-exempt securities is computed using actual yields rather than tax-equivalent yields.

            The following table sets forth information regarding the weighted average contractual yields earned on the Company's interest-earning assets and the weighted average interest rates paid on the Company's interest-bearing liabilities outstanding at December 31, 1997. Investment securities are shown at the carrying value, which is the fair market value as all securities are held available for sale.

                                                                      Average
                                                        Amount      Yield/Rate
                                                        ------      ----------
Interest-earning assets:
  Loans............................................. $ 57,188,857        11.74%
  Investment securities
    Taxable securities................................ 17,826,801         5.67%
    Tax-exempt securities.............................. 5,194,210         4.73%
  Federal funds sold................................... 4,510,000         5.45%
                                                        ---------
      Total interest-earning assets................. $ 84,719,868         9.62%
                                                     ============

Interest-bearing liabilities:
  Demand deposits................................... $ 12,105,179         0.00%
  NOW accounts......................................... 9,710,739         1.72%
  Money market accounts................................ 8,933,508         2.89%
  Savings deposits.................................... 14,808,283         3.06%
  Time deposits....................................... 22,230,949         4-6%
               ....................................... 14,192,445         6-8%

  Total certificates of deposit....................... 36,423,394         5.94%
                                                       ----------
    Total deposits.................................... 81,981,103         4.33%

  Long term debt......................................... 800,000         8.00%
  Other interest-bearing liabilities...................... 50,000         6.00%
                                                           ------
    Total interest-bearing liabilities.............. $ 82,831,103         4.35%
                                                     ============

            Changes in interest income and interest expense are attributable to three factors: (i) a change in volume or amount of an asset or liability; (ii) a change in interest rates; or (iii) a change caused by the combination of changes in volume and interest rates. The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided as to changes attributable to change in volume (change in volume multiplied by old rate) and change in rates (change in rate multiplied by old volume). The net change attributable to changes in both volume and rate has been allocated proportionately to the change due to volume and the change due to rate.


                                                        Year Ended December 31,                       Year Ended December 31,
                                              -----------------------------------------    ----------------------------------------
                                                        1997 Compared to 1996                         1996 Compared to 1995
                                              -----------------------------------------    ----------------------------------------
                                                                 Rate/          Net                          Rate/          Net
                                                 Volume          Yield         Change         Volume         Yield         Change
                                                 ------          -----         ------         ------         -----         ------
Interest income:
   Loans(1)(2).............................   $   738,838    $  (125,657)   $   613,181    $ 1,112,767   $    42,011    $ 1,154,778
   Investment securities(3)................       108,945         37,518        146,463         71,522        30,017        101,539
   Federal funds sold......................        12,625          9,177         21,802         47,543       (18,369)        29,174
                                              -----------    -----------    -----------    -----------   -----------    -----------
      Total interest income................       860,408        (78,962)       781,446      1,231,832        53,659      1,285,491

Interest expense:
   NOW accounts............................         7,127        (36,610)       (29,483)        41,791       (26,561)        15,230
   Money market accounts...................        11,978          4,128         16,106         21,513       (21,911)          (398)

   Savings deposits........................        24,697         (9,506)        15,191          4,864       (65,255)       (60,391)

   Time deposits, $100,000
      and over.............................       135,688         17,701        153,389        208,832        45,618        254,450
   Time deposits, other....................       119,531        (17,217)       102,314        198,837        48,934        247,771
                                              -----------    -----------    -----------    -----------   -----------    -----------
      Total deposits.......................       299,021        (41,504)       257,517        475,837       (19,175)       456,662

   Other interest-bearing
       liabilities.........................        (7,739)          (681)        (8,420)        36,406            95         36,501
                                              -----------    -----------    -----------    -----------   -----------    -----------

      Total interest expense...............       291,282        (42,185)       249,097        512,243       (19,080)       493,163
                                              -----------    -----------    -----------    -----------   -----------    -----------

Net interest income (expense)..............   $   569,126    ($   36,777)   $   532,349    $   719,589   $    72,739    $   792,328
                                              ===========    ===========    ===========    ===========   ===========    ===========

-----------
(1) Loan amounts include nonaccruing loans.
(2) Interest income includes the portion of loan fees recognized in the respective periods.
(3) Changes due to rate and volume on investment securities have been computed using actual yields on tax-exempt securities rather than tax-equivalent yields. Yields are computed on the carrying value of the securities.

       The following table sets forth the repricing of the Company's interest-earning assets and interest-bearing liabilities as of December 31, 1997. The time periods in the table represent the period, following December 31, 1997, during which an asset or liability matures or can be repriced. This interest sensitivity gap table is designed to monitor the Company's interest rate risk exposure within the designated time period. In order to control interest rate risk, management regularly monitors the volume of interest sensitive assets relative to interest sensitive liabilities over specific time intervals. The Company's interest rate management policy is to attempt to maintain a relatively stable net interest margin in periods of interest rate fluctuations. The Company's policy is to attempt to maintain a ratio of cumulative gap to total interest sensitive assets of negative 10.00% to positive 10.00% in the time period of one year or less. The following table reflects that the Company's interest-earning assets and interest-bearing liabilities which reprice in the time period of one year or less are closely matched and within the Company's policy guidelines.



                                          0 to 3            4 to 6           7 to 12          1 to 5         Over 5
                                          Months            Months           Months           Years          Years          Total
                                          ------            ------           ------           -----          -----          -----
Interest Sensitive Assets
-------------------------
Fed Funds Sold....................     $  4,510,000              -0-              -0-              -0-            -0-   $  4,510,000
Investment Securities
   Taxable (1)....................        2,372,207          664,681        1,525,754       12,451,565        812,594     17,826,801
   Tax-exempt (1).................              -0-              -0-          250,974        1,461,193      3,482,043      5,194,210
Loans(2)
   Fixed rate.....................        3,631,835        1,520,843          756,226          211,766            -0-      6,120,670
   Adjustable rate................       25,551,791        1,477,700          707,077          209,052            -0-     27,945,620
   Scheduled payments.............        4,343,221        2,276,492        4,170,152       11,801,957        138,410     22,730,232
                                       ------------     ------------     ------------     ------------    -----------   ------------

Total Interest-Sensitive Assets        $ 40,409,054     $  5,939,716     $  7,410,183     $ 26,135,533    $ 4,433,047   $ 84,327,533
                                       ============     ============     ============     ============    ===========   ============

Interest Sensitive Liabilities
------------------------------
NOW...............................     $  9,710,739              -0-              -0-              -0-            -0-   $  9,710,739
Money Market......................        8,933,508              -0-              -0-              -0-            -0-      8,933,508
Savings...........................       14,808,283              -0-              -0-              -0-            -0-     14,808,283
Time Deposits.....................        5,063,813        4,630,932        5,662,517        6,232,018            -0-     21,589,280
Time, in excess of $100,000.......        4,901,321        1,327,957        2,992,309        5,612,527            -0-     14,834,114
Other interest-bearing
  liabilities.....................              -0-           50,000              -0-              -0-            -0-         50,000
Long-term debt....................          800,000              -0-              -0-              -0-            -0-        800,000
                                       ------------     ------------     ------------     ------------    -----------   ------------

Total Interest Sensitive
    Liabilities...................     $ 44,217,664     $  6,008,889     $  8,654,826     $ 11,844,545           $-0-   $ 70,725,924
                                       ============     ============     ============     ============    ===========   ============

Interest Sensitivity Gap..........       (3,808,610)         (69,173)      (1,244,643)      14,290,988      4,433,047     13,601,609
Cumulative Gap....................       (3,808,610)      (3,877,783)      (5,122,426)       9,168,562     13,601,609

Ratio of cumulative gap to total
   interest sensitive assets......            (4.52)%          (4.60)%          (6.07)%          10.87%         16.13%

-----------
      (1) All investment securities are shown at the carrying value.
      (2) Non-performing loans are not included as interest-earning assets.

Lending Activities

General
-------

            At December 31, 1997, the Company's loan portfolio constituted 61.32% of the Company's total assets. The following table sets forth the composition of the Company's loan portfolio at the indicated dates.

                                                   At December 31,
                                   ----------------------------------------------
                                            1997                     1996
                                   ---------------------   ----------------------
                                     Amount      Percent      Amount      Percent
                                     ------      -------      ------      -------
Commercial, financial
     and agricultural............  $ 7,765,358    13.58%   $ 5,840,546    11.82%

Real estate - construction.......    8,308,349    14.53%     7,274,577    14.72%

Real estate - mortgage...........   30,833,493    53.91%    26,936,164    54.50%

Consumer loans...................   10,281,657    17.98%     9,374,426    18.96%
                                    ----------               ---------

Total loans......................  $57,188,857   100.00%   $49,425,713   100.00%
                                   ===========   ======    ===========   ======

          The following table sets forth certain information as of December 31, 1997 regarding loans in the Company's loan portfolio with fixed interest rates and with floating or adjustable interest rates. All loans with floating or adjustable interest rates reprice at least annually based upon changes in a "prime" interest rate or other specified index.


                                      Fixed-Rate          Floating or Adjustable Rate
                               -------------------------  ---------------------------
                                              Percent of                 Percent of
                                 Amount       Portfolio     Amount       Portfolio
                               -----------    ----------  -----------    ------------
Commercial, financial
     and agricultural........  $ 5,640,835      9.86%     $ 2,124,523      3.71%

Real estate - construction...    1,141,951      2.00%       7,166,398     12.53%

Real estate - mortgage.......   12,631,798     22.09%      18,201,695     31.83%

Consumer.....................   10,243,218     17.91%          38,439       .07%
                               -----------     -----      -----------     -----

    Total....................  $29,657,802     51.86%     $27,531,055     48.14%
                               ===========     =====      ===========     =====

            At December 31, 1997, the total amount of loans due after one year which had fixed rates of interest was $15,885,673, while the total amount of loans due after one year with floating or adjustable rates of interest was $16,394,920.

            The following table sets forth the scheduled maturities of the loans in the Company's loan portfolio as of December 31, 1997, based on their contractual terms to maturity. Overdrafts are reported as due in less than one year. Loans unpaid at maturity are renegotiated based on current market rates and terms.

                                             Loans Maturing
                            ----------------------------------------------------
                            Less Than     One to Five    More than
                            One Year          Years      Five Years      Total
                            ---------     -----------    ----------      -----
Commercial, financial
     and agricultural.......$3,522,267   $ 2,492,826   $ 1,750,265   $ 7,765,358

Real estate - construction...8,308,349           -0-           -0-     8,308,349

Real estate - mortgage.......8,920,808     8,922,252    12,990,433    30,833,493

Consumer loans...............4,156,840     6,075,702        49,115    10,281,657
                             ---------     ---------        ------    ----------

    Total..................$24,908,264   $17,490,780   $14,789,813   $57,188,857
                           ===========   ===========   ===========   ===========

Types of Loans
--------------

Commercial, Financial and Agricultural Loans

            Commercial, financial and agricultural loans, hereinafter referred to as commercial loans (including non-real estate loans for agricultural purposes but excluding commercial construction loans), totaled $7,765,358 or 13.58% of the Company's loan portfolio at December 31, 1997. All commercial loans are held in the Bank's loan portfolio. These loans consist of loans and lines of credit to individuals, partnerships and corporations for a variety of business purposes, such as accounts receivable and inventory financing, equipment financing, business expansion and working capital. The terms of the Bank's commercial loans generally range from three months to seven years, and the loans generally carry interest rates which adjust in accordance with changes in the prime rate. Substantially all of the Bank's commercial loans are secured and guaranteed by the principals of the business.

            Loans secured by marketable equipment are required to be amortized over a period not to exceed 84 months. Generally, loans secured by current assets such as inventory or accounts receivable are revolving lines of credit with annual maturities, however, loans made for permanent working capital and secured by inventory or accounts receivable are required to be amortized over a period not to exceed 60 months. Loans secured by chattel mortgages and accounts receivable may not exceed 80% of their market value. Loans secured by listed stocks, municipal bonds and mutual funds may not exceed 75% of their market value. Unsecured short-term loans and lines of credit must meet criteria set by the Bank's Loan Committee. All loans in excess of $10,000 must be supported by current financial statements, and such financial statements must be updated annually. Commercial loans generally entail a greater credit risk than residential mortgage loans but also provide a higher yield than residential mortgage loans and add diversity to the loan portfolio.

Real Estate - Construction Loans

            Of the Company's loans outstanding at December 31, 1997, $8,308,349 or 14.53% were construction loans and acquisition and development loans. All construction and acquisition and development loans are held in the Bank's loan portfolio. The Bank makes residential construction loans to owner-occupants and to persons building residential properties for resale. The majority of the Bank's construction loans are made to residential real estate developers for speculative single-family residential properties. Construction loans are usually variable rate loans made for terms of six months, but extensions are permitted if construction has continued satisfactorily and if the loan is current and other circumstances warrant the extension. Construction loans are limited to 85% of the appraised value of the lot and the completed value of the proposed structure. In response to competitive conditions, the Bank permits a portion of its single family residential construction loans extended to builders to be made without commitments for "take-out" or permanent financing from third parties.

            Construction financing generally is considered to involve a higher degree of credit risk than permanent mortgage financing of residential properties, and this additional risk usually is reflected in higher interest rates. The higher risk of loss on construction loans is attributable in large part to the fact that loan funds are estimated and advanced upon the security of the project under construction, which is of uncertain value prior to the completion of construction. Moreover, because of the uncertainties inherent in estimating construction costs, delays arising from labor problems, material shortages and other unpredictable contingencies, it is relatively difficult to accurately evaluate the total loan funds required to complete a project and to accurately evaluate the related loan-to-value ratios. If the estimates of construction costs and the salability of the property upon completion of the project prove to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project with a value which is insufficient to assure full repayment.

            The Bank's underwriting criteria are designed to evaluate and minimize the risk of each construction loan. Among other items, the Bank considers evidence of the availability of permanent financing or a take-out commitment to the borrower, the financial strength and reputation of the borrower, an independent appraisal and review of cost estimates, market conditions, and, if applicable, the amount of the borrower's equity in the project, pre-construction sale or leasing information and cash flow projections of the borrower.

Real Estate - Mortgage Loans

            At December 31, 1997, real estate - mortgage loans totaled $30,833,493 or 53.91% of the Company's loan portfolio. Real estate - mortgage loans include all loans secured by real estate for purposes other than construction or acquisition and development and are hereinafter referred to as real estate loans. All real estate loans are held in the Bank's loan portfolio. Of this amount, $12,067,065 or 21.10% of the Company's loan portfolio was comprised of loans secured by one to four family residential properties, including home equity loans (loans secured by the equity in the borrower's residence but not necessarily for the purpose of home improvement). Most of these home equity loans are made at fixed interest rates for terms of one to three years with balloon payment provisions and amortized over a 10-15 year period. Another product called the "Community Equity Line" is offered by the Bank which allows consumers to borrow with low closing costs on the equity in their homes. This product is a variable rate revolving line of credit, having an outside maturity of 5 years with 1.5% of the average daily balance due monthly. The Bank's experience indicates that real estate loans normally remain outstanding for much shorter periods (seven years on average) than their stated maturity because the borrowers repay the loans in full either upon the sale of the secured property or upon the refinancing of the original loan.

            In the case of owner occupied single family residences, real estate loans are made for up to 85% of the value of the property securing the loan, based upon an appraisal if the loan amount is over $25,000. When the loan is secured by real estate containing a non-owner occupied dwelling of one to four family units, loans generally are made for up to 80% of the value, based upon an appraisal if the loan amount is over $25,000. The Bank also requires title insurance to insure the priority of the property lien on its real estate loans over $25,000 and requires fire and casualty insurance on all of its loans.

            The real estate loans originated by the Bank contain a "due-on-sale" clause which provides that the Bank may declare the unpaid balance of the loan immediately due and payable upon the sale of the mortgaged property. Such clauses are an important means of reducing the average loan life and increasing the yield on existing fixed-rate real estate loans, and it is the Bank's policy to enforce due-on-sale clauses.

            At December 31, 1997, the remainder of the Company's real estate loans, $18,766,428 or 32.81% of the Company's loan portfolio, were comprised of non-farm nonresidential real estate loans (including commercial real estate loans and loans secured by raw land).

Consumer Loans

            At December 31, 1997, consumer loans totaled $10,281,657 or 17.98% of the Company's loan portfolio. Of these loans, $8,863,432 or 86.21% are held in the Bank's loan portfolio, with the remainder held in CLC's loan portfolio.

            The Bank makes both secured and unsecured consumer loans for a variety of personal and household purposes. Most of the Bank's consumer loans are automobile loans, boat loans, property improvement loans and loans to depositors on the security of their certificates of deposit. These loans are generally made for terms of up to five years at fixed interest rates. The Bank considers consumer loans to involve a relatively high credit risk compared to real estate loans. Consumer loans, therefore, generally yield a relatively high return to the Bank and provide a relatively short maturity. The Bank believes that the generally higher yields and the shorter terms available on various types of consumer loans tend to offset the relatively higher risk associated with such loans, and contribute to a profitable spread between the Bank's average yield on earning assets and the Bank's cost of funds.

            At December 31, 1997, consumer loans held in CLC's loan portfolio totaled $1,418,225 or 2.48% of the Company's loan portfolio. CLC, a consumer finance company, makes loans for up to $3,000 with original maturities of up to three years under the Georgia Industrial Loan Act ("GILA"). The Company considers these loans to involve a relatively high credit risk compared to other loans in the Company's portfolio. These consumer loans generally yield a higher return to the Company than consumer loans originated by the Bank. The Company believes that the generally higher yields on CLC's loan portfolio offset the higher risk associated with such loans and contribute to a profitable spread between the Company's yield on earning assets and the Company's cost of funds.

            In May 1996, the Bank began to issue MasterCard and VISA credit cards to applicants who meet the Bank's credit standards. The credit approval policy is similar to that which the Bank uses for any consumer loan customer. As of December 31, 1997, credit card loans totaled $1,127,266, or 1.97% of the Company's gross loan portfolio. The Bank considers credit card loans to involve a relatively high credit risk compared to other types of loans offered by the Bank, even though management considers its credit approval policy to be conservative. Credit card loans, therefore, generally yield a relatively high return to the Bank. The Bank believes that the generally higher yields available on credit card loans tend to offset the relatively higher risk associated with such loans, and contribute to a profitable spread between the Bank's average yield on earning assets and the Bank's cost of funds.

Origination, Purchase and Sale of Loans
---------------------------------------

            The Bank originates loans primarily in Paulding County, Georgia. The Bank also originates loans in Cobb, Douglas, and Bartow Counties, each of which is contiguous to Paulding County. Loans are originated by eight loan officers who operate from the Bank's offices in Hiram and Dallas, Georgia. The Bank also has one loan officer who operates from a loan production office in Cobb County that was opened by the Bank in April, 1998. These loan officers actively solicit loan applications from existing customers, local manufacturers and retailers, builders, real estate developers, real estate agents and others. The Bank also receives numerous loan applications as a result of customer referrals and walk-ins to its offices.

            Upon receipt of a loan application and all required supporting information from a prospective borrower, the Bank obtains a credit report and verifies specific information relating to the loan applicant's employment, income and creditworthiness. For significant extensions of credit, a certified appraisal of the real estate intended to secure the proposed loan is undertaken by an independent appraiser approved by the Bank. The Bank's loan officers then analyze the credit-worthiness of the borrower and the value of any collateral involved.

            The Bank's loan approval process is intended to be conservative but also responsive to customer needs. Loans are approved in accordance with the Bank's written loan policy, which provides for several tiers of approval authority, based on a borrower's aggregate debt with the Bank. The President, the Executive Vice President, the Senior Vice-President of Asset Quality, and the Vice-President have the authority to approve loans of up to $50,000. All other loan officers have the authority to approve secured loans of up to $35,000. There is a Loan Committee comprised of the senior officers of the Bank which must approve any loan that increases the borrower's aggregate indebtedness above an individual officer's limit, but that is not more than $100,000. The Loan Committee of the Board of Directors, comprised of the President and five non-employee Directors, must approve all loans over $100,000, and all lending relationships where a borrower's aggregate indebtedness to the Bank exceeds $100,000.

            From time to time, the Bank may participate in loans with other financial institutions by either buying or selling part of a loan. The purchase of a loan participation allows the Bank to expand its loan portfolio and increase profitability while still maintaining the high credit standards which are applied to all extensions of credit made by the Bank. The sale of loan participations allows the Bank to make larger loans which it otherwise would be unable to make due to capital or other funding considerations. For 1997 and 1996, the Bank sold loan participations of $4,317,244 and $1,230,200 respectively, and purchased loan participations of $2,104,279 and $400,000, respectively.

            CLC originates loans primarily in Cherokee, Polk, Walker and Hall Counties, which are all located in north Georgia. Loans are originated by eleven lenders who operate from CLC's offices in Rockmart, Rossville, Woodstock, and Gainesville, Georgia. These lenders actively solicit loan applications from existing customers. CLC also originates loans through a conditional sales contract program with two retailers at this time. CLC intends to expand the program with similar arrangements through other retailers. All loans made through this program must meet CLC's ordinary credit standards. CLC receives numerous loan applications as a result of customer referrals and walk-ins to its offices.

Loan Fee Income
---------------

            In addition to interest earned on loans, the Bank receives origination fees for making loans, commitment fees for making certain loans, and other fees for miscellaneous loan-related services. Such fee income varies with the volume of loans made, prepaid or sold, and the rates of fees vary from time to time depending on the supply of funds and competitive conditions.

            Commitment fees are charged by the Bank to the borrower for certain loans and are calculated as a percentage of the principal amount of the loan. These fees normally are deducted from the proceeds of the loan and generally range from 1/2% to 2% of the principal amount, depending on the type and volume of loans made and market conditions such as the demand for loans, the availability of money and general economic conditions.

            The Bank also receives miscellaneous fee income from late payment charges, overdraft fees, property inspection fees, and miscellaneous services related to its existing loans. For the year ended December 31, 1997, the Bank recognized origination, commitment and other loan fees totaling $575,498, which equaled 12.19% of the Company's net interest income for such year. For the years ended December 31, 1996 and 1995, the Bank recognized origination, commitment and other loan fees totaling $651,219 and $537,630, respectively, which equaled 15.55% and 15.84%, respectively, of the Company's net interest income for such years.

            CLC receives miscellaneous fee income from late payment charges, loan fees, maintenance fees, and miscellaneous services related to its existing loans. For the year ended December 31, 1997, CLC recognized loan fees totaling $236,307, which equaled 5.01% of the Company's net interest income for such year. For the year ended December 31, 1996, CLC recognized loan fees totaling $186,010, which equaled 4.44% of the Company's net interest income for such year.

Problem Loans and Allowance for Loan Losses
-------------------------------------------

Problem Loans

            In originating loans, the Company recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the guaranty or the security for the loan. The Company has instituted measures at both the Bank and CLC which are designed to reduce the risk of, and monitor exposure to, credit losses.

            The Bank's loan portfolio is periodically reviewed by the Bank's management to identify deficiencies and to take corrective actions as necessary. As discussed below, each of the Bank's loans is assigned a rating in accordance with the Bank's internal loan rating system and is reviewed monthly to update its rating in accordance with the performance of the loan. All past due loans are reviewed weekly by the Bank's senior lending officers and monthly by the Loan Committee of the Board of Directors, and all loans classified as substandard or doubtful, as well as any "special mention" loans, are reviewed at least monthly by the Loan Committee. In addition, all loans to a particular borrower are reviewed, regardless of classification, each time such borrower requests a renewal or extension of any loan or requests an additional loan. All lines of credit are reviewed annually prior to renewal. Such reviews include, but are not limited to, the ability of the borrower to repay the loan, a re-assessment of the borrower's financial condition, the value of any collateral and the estimated potential loss to the Bank, if any.

            The Bank's internal problem loan rating system establishes three classifications for problem assets: substandard, doubtful and loss. Additionally, in connection with regulatory examinations of the Bank, federal and state examiners have authority to identify problem assets and, if appropriate, require the Bank to classify them. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the Bank is not warranted. Consequently, such assets are charged-off in the month they are classified as loss. Federal regulations also designate a "special mention" category, described as assets which do not currently expose the Bank to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention.

            Assets classified as substandard or doubtful require the Bank to establish general allowances for loan losses. If an asset or portion thereof is classified as loss, the Bank must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified as loss or charge off such amount. General loss allowances established to cover possible losses related to assets classified as substandard or doubtful may be included, up to certain limits, in determining the Bank's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

            The Bank's collection procedures provide that when a loan becomes 10 days delinquent, the borrower is contacted by mail and payment is requested. If the delinquency continues, subsequent efforts are made to contact and request payment from the delinquent borrower. Most loan delinquencies are cured within 60 days and no legal action is required. In certain circumstances, the Bank, for a fee, may modify the loan, grant a limited moratorium on loan payments or revise the payment schedule to enable the borrower to restructure his or her financial affairs. The Bank has no restructured loans as of December 31, 1997. Generally, the Bank stops accruing interest on delinquent loans when payment is in arrears for 90 days (unless the obligation is both well secured and in the process of collection) or when collection otherwise becomes doubtful. If the delinquency exceeds 120 days and is not cured through the Bank's normal collection procedures or through a restructuring, the Bank will institute measures to enforce its remedies resulting from the default, including commencing a foreclosure, repossession or collection action. In certain cases, the Bank will consider accepting a voluntary conveyance of collateral in lieu of foreclosure or repossession. Real property acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as "real estate owned" until it is sold and is carried at the lower of cost (defined as fair value at foreclosure) or fair value less estimated costs to dispose. Accounting standards define fair value as the amount that is expected to be received in a current sale between a willing buyer and seller other than in a forced or liquidation sale. Fair values at foreclosure are based on appraisals. Losses arising from the acquisition of foreclosed properties are charged against the allowance for loan losses. Subsequent writedowns are provided by a charge to income through losses on other real estate in the period in which the need arises.

            The Bank attempts to sell real estate owned promptly after foreclosure, and it sold $37,045 of its real estate owned due to loan foreclosures during the year ended December 31, 1997. The book value of real estate owned that was sold by the Bank during the year ended December 31, 1997 totaled $37,365. As of December 31, 1997, there was no real estate owned as a result of foreclosure.

            CLC's loan portfolio is periodically reviewed by CLC's management to identify deficiencies and to take corrective actions as necessary. All past due loans are reviewed daily by each CLC Office Manager and monthly by CLC's President. CLC's Board of Directors reviews the total loans considered over 90 days delinquent in their bi-monthly meetings. The Board compares delinquency rates on an office-by-office basis. CLC's collection procedures provide that when a loan becomes 5 days delinquent, the borrower is contacted by mail and payment is requested. If the delinquency continues, subsequent efforts are made to contact and request payment from the delinquent borrower. Most loan delinquencies are cured within 90 days and no legal action is required. Generally, when an account reaches 90 to 120 days with no payment collected in that time frame, notice will be mailed to the customer stating that CLC is taking legal action against them unless the account is brought to a current status within 10 days. If the customer does not respond within that time frame, CLC typically will file suit against the parties involved in the local Magistrate Court. Generally, CLC's policy is to charge off any loan on which CLC has not received a payment in 6 months. Management may determine that a loan is in the process of collection and, therefore, the past due loan does not have to be charged off. CLC's loans which are past due 90 days or more total $97,196 as of December 31, 1997, as compared to $92,202 as of December 31, 1996.

            The following table sets forth information regarding the Company's delinquent and nonperforming assets as of the dates indicated.

                                                             At December 31,
                                                             ---------------
                                                            1997         1996
                                                            ----         ----
Accruing loans which are contractually
 past due 90 days or more:

    Commercial, financial and agricultural ............        -0-         -0-
    Real estate - construction ........................        -0-         -0-
    Real estate - mortgage ............................    $80,381     $37,365
    Consumer ..........................................     97,406      99,283
                                                            ------      ------

      Total ...........................................   $177,787    $136,648
                                                          ========    ========

Ratio of delinquent but accruing loans to:

      Total loans .....................................        .31%        .28%
      Total assets ....................................        .19%        .16%

Nonaccruing loans:

  Commercial, financial and agricultural ..............    $37,650     $23,850
  Real estate - construction ..........................        -0-         -0-
  Real estate - mortgage ..............................    154,313         432
  Consumer loans ......................................    200,372       5,955
                                                           -------       -----

      Total ...........................................   $392,335    $ 30,237
                                                          ========    ========

Real estate acquired through foreclosure ..............       $-0-        $-0-

Property acquired through repossession ................     $1,500      $3,000

Ratio of nonperforming assets to:

     Total loans and real estate acquired
     through foreclosure and repossessions ............        .69%        .07%

     Total assets .....................................        .43%        .04%

            The Bank recorded interest income on the nonaccruing loans listed above for the fiscal year ended December 31, 1997 of $10,818. The gross interest income that would have been recorded during the fiscal year ended December 31, 1997 if the nonaccruing loans listed above had been current in accordance with their original terms would have been $23,677.

Allowance for Loan Losses

     The allowance or reserve for possible loan losses is a means of absorbing future losses which could be incurred from the current loan portfolio. Both the Bank and CLC maintain an allowance for possible loan losses, and management adjusts the general allowances monthly by charges to income in response to changes to outstanding loan balances.

     The Bank maintains a general allowance equal to approximately 1.50% of the total principal amount of loans outstanding (less the total principal amount of loans outstanding that are secured by certificates of deposit), and management adjusts the general allowance monthly by charges or credits to income in response to changes in the outstanding loan balance. Management also may establish specific loan loss allowances for specific loans after considering such factors as past delinquencies on the loan, the value of the underlying collateral and the size of the loan. The Bank began a special allowance in 1996 equal to 4% of the outstanding balances in its credit card portfolio, in acknowledgment of the risk related with this type of credit product. As of December 31, 1997, management was not aware of any specific loan problems which necessitated a specific loan loss reserve. A loan or portion thereof is charged off against the general allowance when management has determined that losses on such loans are probable. Recoveries on any loans charged off in prior fiscal periods are credited to the allowance. It is the opinion of the Bank's management that the balance in the general allowance for loan losses as of December 31, 1997, is adequate to absorb possible losses from loans currently in the portfolio.

     CLC maintains a general allowance for possible loan losses, in addition to the fact that a majority of the loans in CLC's portfolio are insured in case of default by the borrower. CLC may be reimbursed for any covered loan balance which goes into default. CLC's Board of Directors reviews the general allowance for loan loss on a quarterly basis to review its adequacy in covering any future losses that may be sustained by CLC.

     The following table summarizes the Company's loan loss experience for the periods indicated.


                                                                                      Years Ended December 31,
                                                                                      ------------------------

                                                                                         1997          1996
                                                                                         ----          ----
Average loans......................................................................  $52,395,119   $46,043,727

Allowance for possible loan losses,
    beginning of the period........................................................      713,518       583,306

Charge-offs for the period:
    Commercial, financial and agricultural.........................................        7,459         1,092
    Real estate - construction.....................................................          -0-           -0-
    Real estate - mortgage.........................................................          752           -0-
    Consumer.......................................................................      137,614        89,171
                                                                                         -------        ------

    Total charge-offs..............................................................     $145,825       $90,263
                                                                                        --------       -------

Recoveries for the period:
    Commercial, financial and agricultural.........................................       $8,734        $1,318
    Real estate - construction.....................................................          -0-           -0-
    Real estate - mortgage.........................................................          787         1,613
    Consumer.......................................................................       47,748        19,703
                                                                                          ------        ------

    Total recoveries...............................................................      $57,269       $22,634
                                                                                         -------       -------

    Net charge-offs for the period.................................................      $88,556       $67,629
                                                                                         -------       -------

Provision for loan losses..........................................................     $204,270      $197,841

Allowance for possible loan losses,
    end of the period..............................................................     $829,232      $713,518
                                                                                        ========      ========

Ratio of allowance for loan losses to
    total average loans outstanding................................................        1.58%         1.55%

Ratio of net charge-offs during
    the period to average loans
    outstanding during the period..................................................         .17%          .15%


     In addition to the Bank's loan rating system for problem assets described above (see "Problem Loans," above), the Bank has established a loan rating system for all categories of loans which assists management and the Board of Directors in determining the adequacy of the Bank's allowance for loan losses. Each loan in the Bank's portfolio is assigned a rating which is reviewed by management periodically to ensure its continued suitability. An exception is made in the case of (i) monthly installment loans which are grouped together by delinquency status such as over 10, 30, 60, or 90 days past due and (ii) problem assets which are rated as substandard, doubtful, or loss as discussed above. All other loans are assigned a rating of excellent, good, or moderate. The total amount of loans in each of these loan rating categories is weighted by a factor that management believes reasonably reflects losses that can be anticipated with respect to loans in each of these categories. Based on these weightings, the Bank's management establishes an allowance for loan losses that is reviewed by its Board of Directors each month.

     The following table sets forth the Company's allocation of the allowance for loan losses as of December 31, 1997 and 1996.


                                                At December 31, 1997      At December 31, 1996
                                            -------------------------- ---------------------------
                                                     Percent of loans             Percent of loans
                                                     in each category             in each category
Balance at end of period applicable to:     Amount   to total loans    Amount     to total loans
---------------------------------------     ------   --------------    ------     --------------
Commercial, financial and agricultural...   $76,141       13.58%       $72,811         11.82%
Real estate - construction...............    40,045       14.53%        66,193         14.72%
Real estate - mortgage...................   221,962       53.91%       237,943         54.50%
Consumer.................................   124,424       17.98%       105,956         18.96%
Unallocated..............................   366,660         N/A        230,615           N/A
                                           --------      ------       --------        ------

     Total...............................  $829,232      100.00%      $713,518        100.00%
                                           ========      ======       ========        ======


INVESTMENT ACTIVITIES

     Interest earned on investments in securities, on interest-bearing deposits in other banks and on federal funds sold provides the second largest source of revenues for the Company after interest on loans, constituting $1,555,174 or 17.60% of total interest and other income for the year ended December 31, 1997. The Company's investment portfolio totaled approximately $23,322,111 or 25.38% of total assets at December 31, 1997. The entire investment portfolio is held by the Bank. The portfolio is designed to enhance liquidity while providing acceptable rates of return. Bank policy limits securities investments to securities having a rating of no less than "BAA" by Moody's Investors Service, Inc. or "BBB" by Standard and Poor's Corporation.

     The following table sets forth the carrying value of the Bank's investments as of December 31, 1997, and 1996. All securities held are available for sale and are carried at fair market value.

                                                       1997         1996
                                                    -----------  -----------

      U.S. Government and agency
        obligations...............................  $17,826,801  $19,701,854
      Other bonds, notes, debentures
        and securities............................      301,100      255,000
      States & political subdivisions tax-exempt..    5,194,210    2,716,836
                                                      ---------    ---------

         Total....................................  $23,322,111  $22,673,690
                                                    ===========  ===========

     The following table sets forth the fair value of the Bank's investments at December 31, 1997, the weighted average yields on the Bank's investments at December 31, 1997, and the periods to maturity of the Bank's investments from December 31, 1997.


                                                         Periods to Maturity from December 31, 1997
                                  -------------------------------------------------------------------------------------------
                                     1 year or less             1 - 5 years            5 - 10 years          Over 10 years
                                  --------------------     --------------------     ------------------    -------------------

                                             Weighted                 Weighted               Weighted               Weighted
                                              Average                  Average                Average                Average
                                  Amount     Yield (1)     Amount     Yield (1)     Amount   Yield (1)    Amount    Yield (1)
                                  ------     ---------     ------     ---------     ------   ---------    ------    ---------
U. S. Government
   agencies..................   $2,886,171      6.06%    $5,141,983     6.05%        $-0-       -0-      $911,989      3.98%
U. S. Treasuries.............          -0-       -0-      6,815,948     6.10%         -0-       -0-           -0-        -0-
U. S. Government agencies -
   mortgage-backed...........          -0-       -0-        623,314     4.58%     241,195     5.43%     1,206,201      5.96%
Tax-exempt
   municipal bonds...........      250,000      6.45%     1,577,812     7.29%     481,130     7.22%     2,885,268      8.35%
Other bonds, notes, de-
   bentures, and securities..      301,100      7.92%           -0-       -0-         -0-       -0-           -0-        -0-
                                   -------      -----    ----------  --------     -------   -------     ---------    -------

   Total.....................   $3,437,271      6.26%   $14,159,057     6.14%    $722,325     6.62%    $5,003,458      7.06%
                                ==========              ===========              ========              ==========


---------------
  (1) The weighted average yields on tax-exempt securities have been computed on a tax-equivalent basis.


     The following table sets forth, as of December 31, 1997, the aggregate estimated fair market value, which is the carrying value, of the securities of issuers in which the aggregate estimated fair market value of the Company's investment exceeds 10% of the Company's stockholders' equity.

                                               Estimated Aggregate
                                               Fair Market Value
                                               At December 31, 1997
                                               --------------------

Federal Home Loan Bank......................        $3,000,058
Federal National Mortgage Association.......         4,724,458
Federal Home Loan Mortgage Corporation......         1,662,657
Paulding County Municipal Bonds (1).........         2,403,600

-------------------------
(1) Generally, municipal bonds held by the Company are insured by a private, third-party insurer for the full amount of principal and interest due.

SOURCES OF FUNDS

General
-------

     Time, money market, savings and demand deposits are the major source of the Company's funds for lending and other investment purposes. All deposits are held by the Bank. As a member of the Federal Home Loan Bank of Atlanta, the Bank also is eligible to borrow funds in the form of Federal Home Loan Bank advances. As of May 8, 1998, the Bank had borrowed $2,500,000 pursuant to this relationship and had $3,600,000 in available credit remaining. In addition, the Company obtains funds from loan principal repayments and proceeds from sales of loan participations and investment securities. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and sales of loan participations and investment securities are significantly influenced by prevailing interest rates, economic conditions and the Company's asset and liability management strategies. Borrowings may be used on a short-term basis to compensate for reductions in the availability of other sources of funds or on a longer term basis to support expanded lending and investment activities and for other general business purposes. Additionally, in 1997, the Company established a $2,500,000 revolving credit facility with The Bankers Bank, Cobb County, Georgia. The Company received $800,000 in proceeds from this note payable during 1997. As of May 8, 1998, the Company had $1,600,000 in borrowings outstanding under this facility.

Deposits
--------

     The Bank offers several types of deposit accounts, with the principal differences relating to the minimum balances required, the time period the funds must remain on deposit and the interest rate. Deposits are obtained primarily from the Bank's Paulding County market area. The Bank does not advertise for deposits outside of this area, and as a result an insignificant amount of the Bank's deposits are from out-of-state sources. The Bank does not solicit funds from brokers, nor does it rely upon any single person or group of related persons for a material portion of its deposits. Management currently anticipates that the Bank will open a full-service branch in Cobb County, Georgia in the third quarter of 1998.

     A principal source of deposits for the Bank consists of short-term money market and other accounts which are highly responsive to changes in market interest rates. Accordingly, the Bank, like all financial institutions, is subject to short-term fluctuations in deposits in response to customer actions due to changing short-term market interest rates. The ability of the Bank to attract and maintain deposits and the Bank's cost of funds have been and will continue to be significantly affected by money market conditions.

     The following table sets forth the composition of deposits for the Company, excluding accrued interest payable, by type of account and weighted average interest rate for the years ended December 31, 1997, and December 31, 1996.


                                                                         1997                                 1996
                                                            -------------------------------       ------------------------------
                                                            Interest                              Interest
Type of Account                                               Rate      Amount      Percent         Rate     Amount      Percent
---------------                                             -------     ------      -------       -------    ------      -------
Demand deposits.............................................   -0-   $12,105,179     14.77%          -0-   $ 9,648,648    12.55%
NOW accounts................................................  1.72%    9,710,739     11.85%        1.89%     8,757,099    11.39%
Money market
 deposits...................................................  2.89%    8,933,508     10.90%        2.88%     8,454,539    10.99%
Savings deposits............................................  3.06%   14,808,283     18.06%        3.17%    15,546,932    20.22%
Time deposits...............................................  5.94%   36,423,394     44.42%        5.91%    34,490,543    44.85%
                                                              -----   ----------     ------        -----    ----------    ------

   Total deposits...........................................  4.33%  $81,981,103    100.00%        4.35%   $76,897,761   100.00%
                                                              =====  ===========    =======        =====   ===========   =======


     The following table sets forth the amount of time deposits maturing in the periods indicated at December 31, 1997.


                                                                                             Amount Maturing
                                                                        ----------------------------------------------------------
                                                                          Within      Within      Within        After
                                                                          1 Year     2 Years     3 Years      3 Years        Total
                                                                          ------     -------     -------      -------        -----
4% -  6%....................................................          18,609,085   3,333,216     288,648         -0-   $22,230,949
6% -  8%....................................................           5,969,765   2,466,180   2,713,111   3,043,389   $14,192,445


     The following table sets forth the maturity distribution of negotiable time deposits of $100,000 or more at December 31, 1997.

                                       Time Deposits
                                     $100,000 or more
                                     ----------------

3 months or less.................       $ 4,901,321
Over 3 months through 6 months...         1,327,956
Over 6 months through 12 months..         2,992,309
Over 12 months...................         5,612,528
                                        -----------
   Total outstanding.............       $14,834,114

Borrowings
----------

     As of December 31, 1997, the Bank had not borrowed any funds. The Bank has available two term federal funds lines of credit with correspondent banks, in the amounts of $2,000,000 and $1,000,000, respectively. In addition, the Bank has the right to borrow from the Federal Reserve Bank of Atlanta if necessary to supplement its supply of funds available for lending and to meet deposit withdrawal requirements. The Bank is a member of the Federal Home Loan Bank of Atlanta and borrowings are also available through that relationship. The amount of credit available from the Federal Home Loan Bank of Atlanta fluctuates based on criteria set by that institution. As of May 8, 1998, the Bank had borrowed $2,500,000 from the Federal Home Loan Bank of Atlanta and had $3,600,000 in available credit remaining. Additionally, the Company's $2,500,000 line of credit with The Bankers Bank is intended to enhance the Company's liquidity. At December 31, 1997, a total of $800,000 had been drawn and was outstanding under the Company's line of credit with The Bankers Bank. At May 8, 1998, a total of $1,600,000 had been drawn and was outstanding under this line of credit.

RETAIL SERVICES

     The Bank provides its customers with a variety of retail banking services. The Bank is a member of the HONOR(R) and CIRRUS(R) systems of automated teller machines and point of sale terminals, which provide Bank customers with access to HONOR(R) and CIRRUS(R) services throughout the world. The Bank maintains three full-service ATMs and twenty-one Mini-ATM locations throughout its market area. These Mini-ATMs issue scrip, instead of cash, which may be redeemed by the customer only at the establishment where the Mini-ATM is located. The Bank also provides (in addition to the lending and deposit services described above) a variety of checking accounts, savings programs, night depository services, safe deposit facilities and credit card plans (MasterCard and VISA).

SECURITIES BROKERAGE AND INSURANCE SERVICES

     The Bank makes securities brokerage execution services available to its customers through PrimeVest Financial Services, Inc. at commissions which are up to 50% less than standard brokerage commissions. Beginning in January, 1998, the Bank began affording its customers access to a broad range of insurance and investment-related services, including insurance needs analysis, retirement and estate planning alternatives, money management strategies and college tuition and other savings options. These services are being provided through Robert B. Maxwell, III, an independent, state-licensed insurance agent. Mr. Maxwell is an independent contractor affiliated with Massachusetts Mutual Life Insurance Company.

COMPETITION

     Based on total assets of approximately $89,607,990 at December 31, 1997, the Bank is presently one of the smaller financial institutions with offices in Paulding County. The Bank faces strong competition for deposits and loans from five other financial institutions, two of which are community banks that expanded their services from adjacent Cobb County into Paulding County in 1996. Two of the larger financial institutions have greater resources and lending limits than the Bank, and have several branch offices. A federal credit union owned by the employees of a local public utility company also has opened a branch in Paulding County. Since credit unions are not subject to income taxes in the way that commercial banks are taxed, credit unions have an advantage in offering competitive rates to potential customers. The Bank also competes for deposits and loans with commercial banks and thrift institutions in metropolitan Atlanta, some of which are affiliated with large regional financial institutions. The Bank also faces competition in certain areas of its business from mortgage banking companies, consumer finance companies, insurance companies, money market mutual funds and investment banking firms, some of which are not subject to the same degree of regulation as the Bank.

     The Bank competes for deposits principally by offering depositors a variety of deposit programs with competitive interest rates, quality service and convenient locations and hours. The Bank competes for loans by offering competitive interest rates and loan fees, timely processing and quality service. The Bank believes that its relatively small size permits it to offer more personalized services than many of its competitors.

     The competitive pressures among commercial banks, thrift institutions and other financial services entities have increased significantly in recent years and are expected to continue to do so. The establishment of money market accounts and the elimination of rate controls for interest rates paid on deposits in the early 1980's, for example, have increased the competition for deposits and tend to increase the Bank's cost of funds, especially during periods of high interest rates.

     Within Georgia, competition among financial institutions is increasing due to a number of factors including, but not limited to, the acquisition of Georgia-based financial institutions by out-of-state financial institutions. With regard to interstate transactions, recently enacted federal legislation permits interstate bank acquisitions, without regard to conflicting state laws which purport to restrict or prohibit such acquisitions. See "Supervision and Regulation--Other Legislation" below. Additionally, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") amended the federal Bank Holding Company Act of 1956 (the "BHCA") to permit the acquisition of healthy savings institutions by bank holding companies. Prior to FIRREA, bank holding companies could acquire only troubled thrifts. As a result of FIRREA, Georgia-based thrift institutions may now be acquired by bank holding companies headquartered in Georgia or out-of-state.

     In addition to facing increased competition from out-of-state financial institutions, Georgia-based financial institutions are now likely to face increased competition from other Georgia-based banks. The Georgia legislature enacted legislation which, effective July 1, 1996, allowed Georgia-based banks to branch into up to three counties in addition to the county in which their main office is located. This same legislation will eliminate all branching restrictions, thereby permitting unrestricted state-wide branching, effective July 1, 1998.

     Consolidations of Georgia banking or thrift institutions with out-of-state institutions could increase the presence in Georgia of out-of-state financial institutions with substantially greater assets and resources than the Bank. Additionally, the erosion of state law restrictions on intrastate branching may result in the opening of branch banks in Paulding County by banks that previously had been prohibited from doing so. Similarly, federal savings institutions, with which the Bank competes for loans and deposits, are permitted to branch statewide. One such institution has recently opened a Paulding County branch.

EMPLOYEES

     As of December 31, 1997, the Bank had 52 full-time and 20 part-time employees, Metroplex had two full-time employees and one part-time employee, CLC had nine full-time employees and one part-time employee and CashTrans had four full-time employees and three part-time employees. No employees are covered by collective bargaining agreements, and the Company considers its relationship with its employees to be excellent.

SUPERVISION AND REGULATION

General
-------

     As a registered bank holding company, the Company is subject to the supervision of, and to regular inspection by, the Federal Reserve. The Bank is organized as a Georgia state-chartered bank which is subject to regulation, supervision and examination by the Georgia Department. The Bank also is subject to regulation by the FDIC, and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, the Company and its subsidiaries are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the operations and management of the Company and its ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect the Company.

     The activities of the Company and those of companies which the Company controls or in which the Company holds more than 5% of the voting stock are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as the Company, are required to obtain prior approval of the Federal Reserve to engage in any new activity or to acquire more than 5% of any class of voting stock of any company.

     Bank holding companies are also required to obtain the prior approval of the Federal Reserve before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), bank holding companies became able to acquire banks in states other than their home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, thereby creating interstate branches. This provision, which was effective June 1, 1997, allowed each state, prior to the effective date, the opportunity to "opt out" of this provision, thereby prohibiting interstate branching within that state. Georgia did not "opt out" of the interstate branching provisions.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the Georgia legislature and before the various bank regulatory agencies. The likelihood and timing of any such proposals or bills being enacted and the impact they might have on the Company and its subsidiaries cannot be determined at this time.

Capital and Operational Requirements
------------------------------------

     The Federal Reserve and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to bank holding companies and banks. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred stockholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Company's Tier 1 and total risk-based capital ratios under these guidelines at December 31, 1997 were 12.49% and 13.75%, respectively.

     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Company's leverage ratio at December 31, 1997, was 8.60%.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, the Bank is considered well capitalized.

     Banking regulatory agencies have also adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as a part of the institution's regular safety and soundness examination. Banking regulatory agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking regulatory agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, those banking regulatory agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of 5,000,000 shares of Common Stock, $2.50 par value per share, of which, prior to this Offering, 842,320 shares were issued and outstanding. An aggregate of 300,000 shares of Common Stock have been reserved for issuance under the Company's 1993 Stock Option Plan (the "Employee Plan") and 1993 Directors Stock

Option Plan (the "Directors' Plan"). Options to acquire 111,269 shares have been granted under these plans and, of these, options to acquire 105,144 shares remain outstanding and unexercised.

     The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors and paid by the Company out of funds legally available therefor and to share ratably in the assets of the Company available for distribution after the payment of all prior claims in the event of any liquidation, dissolution or winding-up of the Company. All outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable.

     Holders of Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders. The Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares of Common Stock voting for the election of directors can elect 100% of the directors standing for election if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be able to elect any of the directors standing for election. Holders of Common Stock do not have preemptive rights with respect to the issuance of shares of that or any other class of stock.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Articles of Incorporation provide that no Director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the Director derived an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a Director for breach of fiduciary duty as a Director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     The Company's Bylaws provide that each person who is or was a Director, officer, employee or agent of the Company or who is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Company to the full extent permitted or authorized by the present and future laws of the State of Georgia, against any liability, cost, payment or expense asserted against him or paid or incurred by him in his capacity as such a director, officer, employee or agent, whether asserted, paid or incurred during or after his service as such a director, officer, employee or agent.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

     Reliance Trust Company, Atlanta, Georgia, is the transfer agent and registrar of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, the Company will have outstanding a minimum of 1,018,791 and a maximum of 1,136,438 shares of Common Stock. Of these shares, all of the shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except for shares acquired by "affiliates" of the Company (defined in Rule 144 under the Securities Act as a person who directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, the Company). In addition, approximately 755,379 shares of Common Stock presently outstanding will be freely tradeable without restriction or further registration under the Securities Act.

     The remaining 86,941 shares of Common Stock presently outstanding are held by "affiliates" of the Company. Securities held by "affiliates" may be eligible for sale in the open market in accordance with the provisions of Rule 144 under the Securities Act.

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" of the Company, would be entitled to sell within any three-month period that number of shares that does not exceed the greater of (i) 1% of the number of shares of Common Stock then outstanding or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales pursuant to Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

     Before this offering, there has been no market for the Company's Common Stock and it is not expected that a public market for the Common Stock will exist after this offering. Accordingly, Rule 144 may be unavailable for sales by affiliates. Furthermore, no predictions can be made regarding the effect, if any, that sales or the availability of the Common Stock for sale will have on the price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock could adversely affect the prevailing price of the Common Stock.

EXISTING ANTI-TAKEOVER PROVISIONS

     The Company's Board of Directors is divided into three classes, each of which is as nearly equal in number as possible. The Directors in each class hold office for staggered terms of three years each, with the term of office of one class of Directors expiring each year. At each Annual Meeting of Stockholders, successors to the class of directors whose term expires at the Annual Meeting are elected for a three-year term. The effect of the classified Board of Directors is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

     The Board of Directors of the Company has the power to amend the Company's Bylaws. This power can be used by the Board of Directors to, among other things, increase the size of the Board of Directors. If such an increase is effected between annual meetings of stockholders, the Board of Directors has the power to fill the Board vacancies resulting from the increase provided that the persons appointed by the Board to fill such vacancies may serve only until the next annual meeting of stockholders. This power could be used by the Board of Directors to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock. During 1997, the Board of Directors used this power to add one new member to the Company's Board of Directors. This Director was re-elected for a three-year term at the Company's 1998 Annual Meeting.

     In 1993, the Company implemented the Employee Plan and the Directors' Plan and reserved 150,000 shares of Common Stock for issuance pursuant to each plan. The Employee Plan is administered by a committee of the Board of Directors.
This committee determines the persons to whom options are granted under the Employee Plan. Under the Directors' Plan, each non-employee Director receives an option to acquire 1,000 shares of Common Stock on the date he becomes a Director and on each January 1 thereafter as long as he remains a Director.
Each non-employee Director who was in office when the Directors' Plan was approved by Company stockholders in 1993 received an option to acquire 1,000 shares on the date of stockholder approval of the plan plus an option to acquire a number of shares equal to 1,000 multiplied by the number of years such non-employee Director had served as a Director.

     Options granted under both the Employee Plan and the Directors' Plan vest in three equal installments on each anniversary date following the grant of an option. Currently there are options to acquire 35,739 shares of Common Stock outstanding under the Employee Plan. Of these, options to acquire 23,225 shares are currently vested. Currently there are options to acquire 69,405 shares of Common Stock outstanding under the Directors' Plan. Of these, options to acquire 53,405 shares are currently vested.

     Despite the vesting provisions described above, both the Employee Plan and the Directors' Plan provide that upon a "Change in Control" of the Company all options, whether or not then vested, become immediately exercisable in full. This provision of both option plans could make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock. "Change in Control" is defined in both option plans as: (i) the acquisition by a person, entity or group of beneficial ownership of 20% or more of the outstanding Common Stock, but only if such acquisition occurs without approval or ratification of a majority of the Board of Directors; (ii) any sale, lease, pledge or other disposition of all or substantially all of the assets of the Company or of any subsidiary of the Company, but only if such transaction occurs without approval or ratification of a majority of the Board of Directors; (iii) during any fiscal year, individuals who at the beginning of such year constitute the Board of Directors cease for any reason to constitute at least a majority of the Board, unless the election of each Director who was not a Director at the beginning of the year was approved in advance by a majority of the Directors in office at the beginning of the year.

                              LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Rowe, Foltz & Martin, P.C., Atlanta, Georgia. Certain legal matters will be passed upon for Morgan Keegan by Troutman Sanders LLP, Atlanta, Georgia.

                                    EXPERTS

          The audited consolidated balance sheets as of December 31, 1997 and 1996 and the audited consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, have been included herein or incorporated by reference herein and in the registration statement in reliance upon the report of Porter Keadle Moore LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                 COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Certified Public Accountants ........................ F-2

Consolidated Balance Sheets as of December 31, 1997 and 1996 .............. F-3

Consolidated Statements of Earnings for the years ended December 31, 1997,
   1996 and 1995 .......................................................... F-4

Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995 ................................. F-5

Consolidated Statements of Cash Flows for the years ended December 31,
   1997, 1996 and 1995..................................................... F-6

Notes to Consolidated Financial Statements ................................ F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders
Community Trust Financial Services Corporation, Inc.


We have audited the accompanying consolidated balance sheets of Community Trust Financial Services Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Trust Financial Services Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            /s/ Porter Keadle Moore LLP




Atlanta, Georgia
January 31, 1998

         COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996

                                               Assets
                                               ------                                      1997             1996
                                                                                           ----             ----
 Cash and due from banks, including reserve
    requirements of $578,000 and $534,000                                         $     4,022,304         3,011,164
 Federal funds sold                                                                     4,510,000         7,020,000
                                                                                       ----------        ----------

             Cash and cash equivalents                                                  8,532,304        10,031,164

 Securities available for sale                                                         23,021,011        22,418,690
 Other investments                                                                        301,100           255,000
 Loans, net                                                                            56,359,625        48,712,195
 Premises and equipment                                                                 2,141,654         2,296,111
 Accrued interest receivable and other assets                                           1,549,087         1,490,458
                                                                                       ----------        ----------
                                                                                  $    91,904,781        85,203,618
                                                                                       ==========        ==========
                               Liabilities and Stockholders' Equity
                               ------------------------------------
 Deposits:
    Demand                                                                        $    12,105,179         9,648,648
    Interest-bearing demand                                                            18,644,247        17,211,638
    Savings                                                                            14,808,283        15,546,932
    Time                                                                               21,589,280        21,280,978
    Time, in excess of $100,000                                                        14,834,114        13,209,565
                                                                                       ----------        ----------

             Total deposits                                                            81,981,103        76,897,761
 Accrued interest payable and other liabilities                                         1,253,846         1,420,233
 Notes payable                                                                            800,000                -
                                                                                       ----------        ----------
             Total liabilities                                                         84,034,949        78,317,994
                                                                                       ----------        ----------
 Commitments

 Minority interest                                                                              -             7,748
                                                                                       ----------        ----------
 Stockholders' equity:
    Common stock, par value $2.50, authorized 5,000,000
     shares, issued and outstanding 841,324 and 839,164 shares                          2,103,310         2,097,910
    Additional paid-in capital                                                          2,109,602         2,101,401
    Retained earnings                                                                   3,511,989         2,682,999
    Unrealized gain (loss) on securities available for sale, net of tax                   144,931            (4,434)
                                                                                       ----------        ----------
             Total stockholders' equity                                                 7,869,832         6,877,876
                                                                                       ----------        ----------
                                                                                  $    91,904,781        85,203,618
                                                                                       ==========        ==========


See accompanying notes to consolidated financial statements.

         COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Earnings

              For the Years Ended December 31, 1997, 1996 and 1995

                                                                             1997            1996          1995
                                                                             ----            ----          ----
Interest income:
   Interest and fees on loans                                         $   6,075,240       5,462,059      4,307,281
   Interest on federal funds sold                                           243,198         221,396        192,222
   Interest and dividends on investment securities:
    U.S. Treasuries                                                         448,588         164,666        142,771
    U.S. Government agencies and mortgage backed                            642,578         873,567        837,399
    State, county and municipal                                             197,710         114,474         79,363
    Other                                                                    23,100          12,806          4,441
                                                                          ---------       ---------      ---------
            Total interest income                                         7,630,414       6,848,968      5,563,477
                                                                          ---------       ---------      ---------
Interest expense:
   Interest on deposits:
    Demand                                                                  397,555         410,932        396,100
    Savings                                                                 391,036         375,845        436,236
    Time                                                                  1,276,222       1,173,908        926,137
    Time in excess of $100,000                                              817,029         663,640        409,190
   Other interest                                                            28,871          37,291            790
                                                                          ---------       ---------      ---------
            Total interest expense                                        2,910,713       2,661,616      2,168,453
                                                                          ---------       ---------      ---------
            Net interest income                                           4,719,701       4,187,352      3,395,024
Provision for loan losses                                                   204,270         197,841        186,645
                                                                          ---------       ---------      ---------
            Net interest income after provision for loan losses           4,515,431       3,989,511      3,208,379
                                                                          ---------       ---------      ---------
Other income:
   Service charges on deposit accounts                                      932,593         829,701        733,226
   Appraisal fees                                                            96,952          88,565         77,435
   Insurance commissions                                                    247,395         185,185         26,710
   Losses on sales of securities available for sale                          (3,219)         (9,851)       (19,247)
   Equity in loss of CashTrans                                             (111,145)              -              -
   Miscellaneous                                                             41,385          57,583         20,758
                                                                          ---------       ---------      ---------
            Total other income                                            1,203,961       1,151,183        838,882
                                                                          ---------       ---------      ---------
Other expenses:
   Salaries and employee benefits                                         2,249,382       1,902,662      1,355,069
   Occupancy                                                                651,088         545,604        447,497
   Other operating                                                        1,343,591       1,115,547        965,490
                                                                          ---------       ---------      ---------
            Total other expenses                                          4,244,061       3,563,813      2,768,056
                                                                          ---------       ---------      ---------
            Earnings before income taxes and minority interest            1,475,331       1,576,881      1,279,205
Income taxes                                                                444,272         507,639        397,533
Minority interest in loss (earnings) of consolidated subsidiary               7,748         (11,358)         3,735
                                                                          ---------       ---------      ---------

            Net earnings                                              $   1,038,807       1,057,884        885,407
                                                                          =========       =========      =========

Net earnings per share                                                $        1.24            1.26           1.06
                                                                          =========       =========      =========

Net earnings per share - assuming dilution                            $        1.18            1.23           1.04
                                                                          =========       =========      =========

See accompanying notes to consolidated financial statements.

         COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

           Consolidated Statements of Changes in Stockholders' Equity

              For the Years Ended December 31, 1997, 1996 and 1995

                                                                                              Unrealized
                                                                                              Gain (Loss)
                                                                                                  On
                                                                                              Securities
                                         Common Stock             Additional                   Available
                                     -----------------------       Paid-In       Retained      for Sale,
                                     Shares           Amount       Capital       Earnings     Net of Tax     Total
                                     ------           ------       -------       --------     ----------     -----
Balance, December 31, 1994          834,999     $   2,087,497     2,087,498       1,159,582     (391,425)   4,943,152

Net earnings                              -                 -             -         885,407            -      885,407

Cash dividends declared
   ($.25 per share)                       -                 -             -        (208,749)           -     (208,749)

Exercise of stock options             1,500             3,750         3,795               -            -        7,545

Change in unrealized gain
   (loss) on securities available
   for sale, net of tax                   -                 -             -               -      404,551      404,551
                                    -------         ---------     ---------       ---------      -------    ---------

Balance, December 31, 1995          836,499         2,091,247     2,091,293       1,836,240       13,126    6,031,906

Net earnings                              -                 -             -       1,057,884            -    1,057,884

Cash dividends declared
   ($.25 per share)                       -                 -             -        (209,125)           -     (209,125)

Exercise of stock options             3,665             9,163        12,608               -            -       21,771

Purchase and retirement of
   stock ($7.00 per share)           (1,000)           (2,500)       (2,500)         (2,000)           -       (7,000)

Change in unrealized gain
   (loss) on securities available
   for sale, net of tax                   -                 -             -               -      (17,560)     (17,560)
                                    -------         ---------     ---------       ---------      -------    ---------

Balance, December 31, 1996          839,164         2,097,910     2,101,401       2,682,999       (4,434)   6,877,876

Net earnings                              -                 -             -       1,038,807            -    1,038,807

Cash dividends declared
   ($.25 per share)                       -                 -             -        (209,817)           -     (209,817)

Exercise of stock options             2,160             5,400         8,201               -            -       13,601

Change in unrealized gain
   (loss) on securities available
   for sale, net of tax                   -                 -             -               -      149,365      149,365
                                    -------         ---------     ---------       ---------      -------    ---------

Balance, December 31, 1997          841,324     $   2,103,310     2,109,602       3,511,989      144,931    7,869,832
                                    =======         =========     =========       =========      =======    =========

See accompanying notes to consolidated financial statements.

         COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

              For the Years Ended December 31, 1997, 1996 and 1995

                                                                             1997            1996          1995
                                                                             ----            ----          ----
Cash flows from operating activities:
   Net earnings                                                       $   1,038,807       1,057,884        885,407
   Adjustments to reconcile net earnings
    to net cash provided by operating activities:
      Depreciation, amortization and accretion                              359,789         258,390        173,268
      Provision for loan losses                                             204,270         197,841        186,645
      Provision for deferred income taxes                                   (67,537)        (34,885)       (64,935)
      Equity in loss of CashTrans                                           111,145               -              -
      Loss on sales of securities available for sale                          3,219           9,851         19,247
      Minority interest in earnings (loss) of consolidated subsidiary        (7,748)         11,358         (3,735)
      Change in:
        Interest receivable                                                (144,020)        (39,440)      (337,010)
        Other assets                                                       (111,493)       (496,642)       (96,804)
        Interest payable                                                     64,397         216,603        278,620
        Other liabilities                                                  (230,784)        236,595         81,510
                                                                         ----------      ----------      ---------
            Net cash provided by operating activities                     1,220,045       1,417,555      1,122,213
                                                                         ----------      ----------      ---------
Cash flows from investing activities:
   Proceeds from maturities of securities held to maturity                        -               -         50,000
   Proceeds from sales of securities available for sale                   1,990,000       3,111,819      3,458,909
   Proceeds from calls and maturities of securities
    available for sale                                                    4,197,038       7,927,426      3,613,539
   Purchase of securities available for sale                             (6,538,282)    (12,851,633)    (9,600,664)
   Purchases of other investments                                           (46,100)              -              -
   Net increase in loans                                                 (7,851,700)    (10,595,179)    (4,024,331)
   Purchases of premises and equipment                                     (107,987)       (354,465)      (316,275)
   Investment in CashTrans                                                  (49,000)              -              -
                                                                         ----------      ----------      ---------
            Net cash used by investing activities                        (8,406,031)    (12,762,032)    (6,818,822)
                                                                         ----------      ----------      ---------
Cash flows from financing activities:
   Net change in deposits                                                 5,083,342      15,662,472      3,946,184
   Proceeds from notes payable                                              800,000               -              -
   Retirement of common stock                                                     -          (7,000)             -
   Proceeds from exercise of stock options                                   13,601          21,771          7,545
   Cash dividends paid                                                     (209,817)       (209,125)      (208,749)
                                                                         ----------      ----------      ---------

            Net cash provided by financing activities                     5,687,126      15,468,118      3,744,980
                                                                         ----------      ----------      ---------

Net change in cash and cash equivalents                                  (1,498,860)      4,123,641     (1,951,629)
Cash and cash equivalents at beginning of year                           10,031,164       5,907,523      7,859,152
                                                                         ----------      ----------      ---------
Cash and cash equivalents at end of year                              $   8,532,304      10,031,164      5,907,523
                                                                         ==========      ==========      =========
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
    Interest                                                          $   2,846,316       2,445,013      1,889,833
    Income taxes                                                      $     500,000         690,000        460,000
   Noncash investing and financing activities:
    Transfers of investment securities, at amortized cost,
      to securities available for sale                                $           -               -      1,758,676
    Change in unrealized loss on securities available
      for sale, net of tax                                            $     149,365         (17,560)       404,551

See accompanying notes to consolidated financial statements.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation and Reclassification
    ------------------------------------------
    The consolidated financial statements for the years ended December 31, 1997 and 1996 include the accounts of Community Trust Financial Services Corporation (the "Company"), its wholly-owned subsidiaries, Community Trust Bank (the "Bank") and Metroplex Appraisals, Inc. ("Metroplex"), and a 75% owned subsidiary, Community Loan Company ("CLC"). All significant intercompany accounts and transactions have been eliminated in consolidation. Certain 1996 and 1995 amounts have been reclassified to conform to the 1997 presentation.

    The Company's business is primarily conducted by its subsidiaries. The Company is subject to regulation under the Bank Holding Company Act of 1956.

    The Bank commenced business in 1988 upon receipt of its banking charter from the State of Georgia Department of Banking and Finance (the "DBF"). The Bank is primarily regulated by the DBF and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Bank provides a full range of commercial and consumer banking services principally in Paulding County, Georgia.

    Metroplex was formed in 1992 as an appraisal service company working principally for the Bank.

    In September 1995, the Company acquired a 75% interest in CLC through the purchase of $375 of newly issued shares. CLC was incorporated for the purpose of acquiring and operating existing consumer finance companies under the direction of the Company. In February 1996, the Company obtained approval from the DBF and the Federal Reserve Bank to acquire two additional consumer finance company offices through CLC. The purchase price related to these acquisitions was approximately $921,000 and resulted in additional tangible assets of $775,000, comprised principally of loans. The operations of CLC, located in the Georgia cities of Rockmart, Rossville and Woodstock, are funded principally through a line of credit arrangement with the Company.

    In May 1997, the Company entered into a joint venture to establish a nonbank subsidiary, Cash Transactions, LLC ("CashTrans"), that sells, leases, and services automated teller machines. The Company owns 49% of the equity of CashTrans through an initial capital contribution of $49,000. Additionally the Company and the Bank have loans to CashTrans totaling approximately $853,000. The joint venture is accounted for using the equity method of accounting.

    The accounting principles followed by the Company and its subsidiaries, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements, in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in an operating cycle of one year include, but are not limited to, the determination of the allowance for loan losses, the valuation of any real estate acquired in connection with foreclosures or in satisfaction of loans, and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

    Cash and Cash Equivalents
    -------------------------
    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

    Investment Securities
    ---------------------
    The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. At December 31, 1997 and 1996, the Company has classified all securities as available for sale.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

    Investment Securities, continued
    ---------------------
    Securities available for sale consist of all investment securities not classified as trading securities or securities held to maturity and are recorded at fair value. Securities held to maturity are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

    A decline in the market value of any available for sale or held to maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

    Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

    Other Investments
    -----------------
    Other investments include equity securities with no readily determinable fair value. These investment securities are carried at cost.

    Loans, Loan Fees and Allowance for Loan Losses
    ----------------------------------------------
    Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at principal amount outstanding, net of unearned interest and the allowance for loan losses. Interest on primarily all loans is calculated principally by using the simple interest method on the daily balance of the principal amount outstanding. Loan fees, net of certain origination costs, are deferred and are being amortized over the lives of the respective loans.

    A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income from impaired loans is recognized using the cash basis method of accounting.

    As a result of management's ongoing review of the loan portfolio, loans are placed on nonaccrual status generally when they are greater than 90 days past due. Exceptions are allowed for loans greater than 90 days past due when such loans are well collateralized and in process of collection.

    The Bank's provision for loan losses is based upon management's continuing review and evaluation of the loan portfolio and is intended to create an allowance adequate to absorb losses on loans outstanding as of the end of each reporting period. For individually significant loans, management's review consists of evaluations of the financial strength of the borrowers and the related collateral. The review of groups of loans, which are individually insignificant, is based upon delinquency status of the group, lending policies, and collection experience.

    Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgements of information available to them at the time of their examination.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

    Premises and Equipment
    ----------------------
    Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are:

            Buildings and improvements         20 - 31 years
            Furniture and equipment             3 - 10 years

    Income Taxes
    ------------
    Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

    In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for a portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

    Net Earnings Per Share
    ----------------------
    Statement of Financial Accounting Standard SFAS No. 128 "Earnings Per Share" became effective for the Company for the year ended December 31, 1997. This new standard specifies the computation, presentation and disclosure requirements for earnings per share and is designed to simplify previous earnings per share standards and to make domestic and international practices more compatible. Net earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. All net earnings per share amounts have been restated to conform to the provisions of SFAS No. 128.

    SFAS No. 128 requires the presentation on the face of the earnings statement of net earnings per share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Additionally, the new statement requires the reconciliation of the amounts used in the computation of both "net earnings per share" and "net earnings per share - assuming dilution." Net earnings per share amounts for the years ended December 31, 1997, 1996 and 1995 are as follows:


                                                  Net Earnings    Common Shares   Per Share
FOR THE YEAR ENDED DECEMBER 31, 1997               (Numerator)    (Denominator)    Amount
                                                  -------------   --------------  ---------
Net earnings per share                             $ 1,038,807        839,633      $ 1.24
                                                                                     ====
Effect of dilutive securities:
Stock options                                                -         40,181
                                                     ---------        -------

Net earnings per share - assuming dilution         $ 1,038,807        879,814      $ 1.18
                                                     =========        =======        ====


        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

    Net Earnings Per Share, continued
    ----------------------


                                                      Net Earnings     Common Shares     Per Share
FOR THE YEAR ENDED DECEMBER 31, 1996                   (Numerator)     (Denominator)       Amount
                                                       -----------     -------------       ------
Net earnings per share                                 $ 1,057,884        836,541          $  1.26
                                                                                           =======
Effect of dilutive securities:
Stock options                                                    -         26,172
                                                           -------        -------

Net earnings per share - assuming dilution             $ 1,057,884        862,713          $  1.23
                                                         =========        =======          =======


                                                      Net Earnings      Common Shares     Per Share
FOR THE YEAR ENDED DECEMBER 31, 1995                  (Numerator)       (Denominator)      Amount
                                                      -----------       -------------      -------
Net earnings per share                                 $   885,407        835,513          $  1.06
                                                                                           =======

Effect of dilutive securities:
Stock options                                                    -         17,406
                                                           -------        -------

Net earnings per share - assuming dilution             $   885,407        852,919          $  1.04
                                                           =======        =======          =======


Recent Accounting Pronouncements
--------------------------------
In June 1997, the Financial Accounting Standards Board issued State of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 131 specifies the presentation and disclosure of operating segment information reported in the annual report and interim reports issued to stockholders. The provisions of both statements are effective for fiscal years beginning after December 15, 1997. The management of the Company believes that the adoption of these statements will not have a material impact on the Company's financial position, results of operations, or liquidity.

(2) INVESTMENT SECURITIES

    Securities available for sale at December 31, 1997 and 1996 are summarized as follows:


                                                  December 31, 1997
                                                  -----------------
                                                 Gross          Gross       Estimated
                                Amortized     Unrealized     Unrealized        Fair
                                  Cost           Gains         Losses         Value
                                  ----           -----         ------         -----
U S. Treasuries               $ 6,759,210       57,933          1,195       6,815,948
U S. Government agencies        8,890,080       66,729         16,666       8,940,143
Mortgage-backed securities      2,080,988        9,245         19,523       2,070,710
State, county and municipal     5,057,225      136,985              -       5,194,210
                               ----------      -------         ------       ---------

    Total                     $22,787,503      270,892         37,384      23,021,011
                               ==========      =======         ======      ==========


        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(2) INVESTMENT SECURITIES, CONTINUED


                                                    December 31, 1996
                                                    -----------------
                                                    Gross       Gross     Estimated
                                      Amortized   Unrealized  Unrealized     Fair
                                        Cost        Gains       Losses      Value
                                     -----------  ----------  ----------  ----------
      U S. Treasuries                $ 7,739,666      38,726       8,771   7,769,621
      U S. Government agencies         9,500,465      34,391      73,445   9,461,411
      Mortgage-backed securities       2,501,897      10,780      41,855   2,470,822
      State, county and municipal      2,683,811      39,049       6,024   2,716,836
                                     -----------     -------     -------  ----------

            Total                    $22,425,839     122,946     130,095  22,418,690
                                     ===========     =======     =======  ==========

   The amortized cost and estimated fair value of securities available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                   Amortized   Estimated
                                                     Cost      Fair Value
                                                  -----------  ----------

     Due within one year                          $ 3,135,478   3,136,171
     Due from one to five years                    13,437,019  13,535,743
     Due from five to ten years                       479,000     481,130
     Due after ten years                            3,655,018   3,797,257
     Mortgage-backed securities                     2,080,988   2,070,710
                                                  -----------  ----------

                                                  $22,787,503  23,021,011
                                                  ===========  ==========

    Proceeds from sales of securities available for sale during 1997, 1996 and 1995 were $1,990,000, $3,111,819, and $3,458,909. Gross losses of $3,219,
    $9,851 and $19,247 were realized on 1997, 1996 and 1995 sales, respectively.

    Investment securities with a carrying value of approximately $15,712,000 and $12,333,000 as of December 31, 1997 and 1996, respectively, were pledged to secure public deposits as required by law or for other purposes.

(3) LOANS

    Major classifications of loans at December 31, 1997 and 1996 are summarized as follows:

                                                    1997         1996
                                                    ----         ----

       Commercial, financial and agricultural    $ 7,765,358   5,840,546
       Real estate - construction                  8,308,349   7,274,577
       Real estate - mortgage                     30,833,493  26,936,164
       Consumer                                   10,281,657   9,374,426
                                                  ----------  ----------

              Total loans                         57,188,857  49,425,713

       Less:  Allowance for loan losses              829,232     713,518
                                                  ----------  ----------

              Total net loans                    $56,359,625  48,712,195
                                                  ==========  ==========

   The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located in its trade area, primarily Paulding County, Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(3) LOANS, CONTINUED

    Changes in the allowance for loan losses are summarized as follows:


                                                          1997         1996        1995
                                                          ----         ----        ----
  Balance at beginning of year                         $ 713,518     583,306     444,368
  Amounts charged off                                   (145,825)    (90,263)    (60,875)
  Recoveries on amounts previously charged off            57,269      22,634      13,168
  Provision charged to operating expenses                204,270     197,841     186,645
                                                         -------     -------     -------

  Balance at end of year                               $ 829,232     713,518     583,306
                                                         =======     =======     =======


(4) PREMISES AND EQUIPMENT

    Premises and equipment at December 31, 1997 and 1996 are summarized as follows:

                                                          1997       1996
                                                          ----       ----

  Land                                                $  375,403     375,403
  Land improvements                                       67,254      67,254
  Buildings and improvements                           1,700,061   1,693,638
  Furniture and equipment                              1,718,463   1,621,186
                                                       ---------   ---------

                                                       3,861,181   3,757,481
  Less:  Accumulated depreciation                      1,719,527   1,461,370
                                                       ---------   ---------

                                                      $2,141,654   2,296,111
                                                       =========   =========

    Depreciation expense was approximately $257,000, $222,000 and $176,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(5) TIME DEPOSITS

    At December 31, 1997, the scheduled maturities of time deposits are as follows:

             1998                                              $  24,578,850
             1999                                                  5,799,396
             2000                                                  3,001,759
             2001                                                  1,687,322
             2002 and thereafter                                   1,356,067
                                                                  ----------

                                                               $  36,423,394
                                                                  ==========

(6) NOTES PAYABLE

    In November 1997, the Company obtained a $2,500,000 line of credit with another financial institution. The debt is collateralized by 100% of the stock of the Bank and calls for interest to be paid quarterly at the prime rate less 50 basis points. The balance is to be paid in 10 equal annual installments beginning in December 1999 and maturing in November 2008. The loan agreement contains covenants relating to the level of the allowance for loan losses, payments of dividends, regulatory capital adequacy and return on average assets.

    During 1996, the Bank entered into an agreement with the Federal Home Loan Bank (FHLB) to provide the Bank credit facilities. Any amounts advanced by the FHLB are secured under a blanket floating lien covered by all of the Bank's 1-4 family first mortgage loans. The Bank may draw advances up to 75% of the outstanding balance of these loans based on the agreement with the FHLB. The Bank has no borrowings from the FHLB outstanding as of December 31, 1997 and 1996.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(7)  COMMITMENTS

     The Company leases certain facilities under operating lease arrangements. Future minimum lease payments required for all operating leases having a remaining term in excess of one year at December 31, 1997 are as follows:


                   1998                        $   78,355
                   1999                            73,700
                   2000                            55,775
                   2001                            35,000
                   2002                            40,000
                   Thereafter                     160,000
                                                 --------

                                               $  442,830
                                                 ========

   Rental expense for each of the three years in the period ended December 31, 1997 totalled approximately $83,000, $77,000 and $58,000, respectively.

   The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

   The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

   In most cases, the Bank requires collateral or other security to support financial instruments with credit risk.

                                                       Approximate
                                                     Contract Amount
                                                  ---------------------
                                                     1997       1996
                                                  ----------  ---------
       Financial instruments whose contract
         amounts represent credit risk:
             Commitments to extend credit         $9,258,000  7,875,000
             Standby letters of credit and
               financial guarantees written       $  666,000    608,000


   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

   Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate and assignments of deposit accounts as collateral supporting those commitments for which collateral is deemed necessary.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(8)  STOCKHOLDERS' EQUITY

     During 1996, the Company repurchased and retired 1,000 shares of common stock for $7,000. The excess of the cost of shares acquired over the par value resulted in a reduction of additional paid-in capital based on the per share amounts of additional paid-in capital for all shares, with the difference charged to retained earnings.

(9)  REGULATORY MATTERS

     Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions for the Bank are based on the level of regulatory classified assets, prior year's earnings, and the ratio of equity capital to total assets. The Bank may declare dividends of approximately $590,000 during 1998 without prior regulatory approval.

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(9)  REGULATORY MATTERS, CONTINUED

    As of December 31, 1997, the most recent notification from Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. The Company and the Bank's actual capital amounts and ratios are also presented below.


                                                                                                       To Be Well
                                                                                                   Capitalized Under
                                                                           For Capital             Prompt Corrective
                                                    Actual              Adequacy Purposes          Action Provisions
                                          -------------------------   -----------------------    ----------------------
                                             Amount       Ratio         Amount       Ratio         Amount       Ratio
                                          -----------  ------------   ----------   ----------    ----------   ---------
     As of December 31, 1997:
      Total Capital
       (to Risk Weighted Assets)
         Consolidated                      $8,214,000     13.8%       $4,777,000     8.0%               N/A       N/A
         Bank                              $6,993,000     12.1%       $4,610,000     8.0%        $5,762,000     10.0%
      Tier 1 Capital
       (to Risk Weighted Assets)
         Consolidated                      $7,460,000     12.5%       $2,389,000     4.0%               N/A       N/A
         Bank                              $6,273,000     10.9%       $2,305,000     4.0%        $3,457,000      6.0%
      Tier 1 Capital
       (to Average Assets)
         Consolidated                      $7,460,000      8.6%       $3,479,000     4.0%               N/A       N/A
         Bank                              $6,273,000      7.0%       $3,569,000     4.0%        $4,461,000      5.0%

     As of December 31, 1996:
      Total Capital
       (to Risk Weighted Assets)
         Consolidated                      $7,254,000     12.8%       $4,527,000     8.0%               N/A       N/A
         Bank                              $6,035,000     10.9%       $4,430,000     8.0%        $5,538,000     10.0%
      Tier 1 Capital
       (to Risk Weighted Assets)
         Consolidated                      $6,546,000     11.6%       $2,263,000     4.0%               N/A       N/A
         Bank                              $5,343,000      9.7%       $2,215,000     4.0%        $5,323,000      6.0%
      Tier 1 Capital
       (to Average Assets)
         Consolidated                      $6,546,000      8.0%       $3,291,000     4.0%               N/A       N/A
         Bank                              $5,343,000      6.4%       $3,334,000     4.0%        $4,168,000      5.0%


        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(10) EMPLOYEE AND DIRECTOR BENEFIT PROGRAMS

     The Company has an Incentive Stock Option Plan whereby options to purchase up to 40,000 shares of stock can be granted to employees at the discretion of the Board of Directors at the fair value at the date of grant. The options are exercisable within ten years of the grant date, contingent upon the employment of the optionee for one year from the date of grant.

     The following is a summary of transactions for the incentive stock option plan:

                                                 1997                 1996               1995
                                                ------               ------             ------
                                                   Wtd. Avg.            Wtd.Avg.             Wtd.Avg.
                                                    Option               Option               Option
                                         Option    Price Per   Option   Price Per   Option  Price Per
                                         Shares      Share     Shares     Share     Shares     Share
                                        ---------  ---------  --------  ---------  -------  ---------

      Outstanding, beginning of year       696      $5.00         696    $5.00     2,196      $5.02
      Exercised during the year              -          -           -             (1,500)     $5.03
                                           ---                    ---             ------

      Outstanding, end of year             696      $5.00         696    $5.00       696      $5.00
                                           ===                    ===             ======

   All options are exercisable as of December 31, 1997, 1996 and 1995. All options expire on April 18, 1998.

   The Company also has an employee stock option plan and a director stock option plan. The plans were adopted for the benefit of directors and key officers and employees in order that they may purchase Company stock at a price equal to the fair market value on the date of grant. A total of 300,000 shares were reserved for possible issuance under these plans. The options vest over a three year period and expire after ten years.

   SFAS No. 123, "Accounting for Stock-Based Compensation," became effective January 1, 1996. This statement encourages, but does not require, entities to compute the fair value of options at the date of grant and to recognize such costs as compensation expense. The Company has chosen not to adopt the cost recognition principles of this statement. No compensation expense has been recognized in 1997, 1996 or 1995 related to the stock option plan. Had compensation cost been determined based upon the fair value of the options at the grant dates consistent with the method of the new statement, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.

                                                                   1997         1996        1995
                                                                -----------  ----------   ---------

      Net earnings                                As reported    $1,038,807   1,057,884    885,407
                                                  Proforma       $  997,794   1,035,856    867,266

      Net earnings per share                      As reported    $     1.24        1.26       1.06
                                                  Proforma       $     1.19        1.23       1.04

      Net earnings per share - assuming dilution  As reported    $     1.18        1.23       1.04
                                                  Proforma       $     1.13        1.20       1.02

   The fair value of each option is estimated on the date of grant using the minimum value options-pricing model with the following weighted average assumptions used for grants in 1997, 1996 and 1995 respectively: dividend yields of 2%, 2% and 3%, respectively; risk free interest rate of 6%; and an expected life of 10 years.

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(10) EMPLOYEE AND DIRECTOR BENEFIT PROGRAMS, CONTINUED
     A summary of activity in these stock option plans is presented below:

                                                 1997                   1996               1995
                                                 ----                   ----               ----
                                                    Weighted               Weighted            Weighted
                                                     Average                Average             Average
                                                     Option                 Option              Option
                                         Option       Price      Option     Price      Option    Price
                                         Shares     Per Share    Shares    Per Share   Shares   Per Share
                                        ---------  ----------  ---------  ----------  --------  ---------

      Outstanding, beginning of year      90,604    $  7.68     84,900     $  7.14    75,000      $ 6.64
      Granted during the year             15,000    $ 15.53     10,269     $ 11.57    14,000      $10.01
      Cancelled during the year                -                  (900)    $  7.88    (4,100)     $ 7.88
      Exercised during the year           (2,160)   $  6.30     (3,665)    $  5.94       -
                                         -------               -------               -------

      Outstanding, end of year           103,444    $  8.85     90,604     $  7.68    84,900      $ 7.14
                                         =======               =======               =======

      Number of shares exercisable        77,363                63,827                45,053
                                         =======               =======               =======

     The weighted average grant-date fair value of options granted in 1997, 1996 and 1995 was $4.41, $3.46 and $2.09, respectively. For these employee and director stock options, options outstanding at December 31, 1997 are exercisable at option prices ranging from $5.78 to $15.79 as presented in the table above. Such options have a weighted average remaining contractual life of approximately 8 years.

     The Company has a 401(k) Profit Sharing Plan which is available to substantially all employees subject to certain service requirements. The Company's contribution is at the discretion of the Board of Directors and cannot exceed 6% of the employee's compensation. The contribution by the Company for 1997, 1996 and 1995 was approximately $26,600, $20,300 and $21,500, respectively.

(11) Income Taxes

     The components of income tax expense for the years ended December 31, 1997, 1996 and 1995 are as follows:


                                                 1997       1996      1995
                                               ---------  --------  --------

      Current                                  $511,809   542,524   462,468
      Deferred                                  (67,537)  (34,885)  (38,204)
      Change in valuation allowance                   -         -   (26,731)
                                               --------   -------   -------

                                               $444,272   507,639   397,533
                                               ========   =======   =======

     The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes and minority interest are as follows:


                                                 1997       1996      1995
                                               ---------  --------  --------

      Pretax income at statutory rates         $501,613   536,140   434,930
       Add (deduct):
         Tax-exempt interest income             (76,374)  (49,700)  (41,038)
         Non-deductible interest expense          9,760     5,646     5,090
         State taxes, net of federal effect      12,737    22,973         -
         Other                                   (3,464)   (7,420)   (1,449)
                                               --------   -------   -------

                                               $444,272   507,639   397,533
                                               ========   =======   =======

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(11)  INCOME TAXES, CONTINUED

      The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset which is included as a component of other assets.


                                                                       1997       1996
                                                                    ----------  --------

         Deferred tax assets:
            Net unrealized loss on securities available for sale    $       -     2,714
            Allowance for loan losses                                 246,150   188,790
            Other                                                       4,881         -
                                                                    ---------   -------

               Gross deferred tax assets                              251,031   191,504
                                                                    ---------   -------

         Deferred tax liabilities:
            Premises and equipment                                    (56,552)  (61,848)
            Net unrealized gain on securities available for sale      (88,628)        -
                                                                    ---------   -------

               Gross deferred tax liabilities                        (145,180)  (61,848)
                                                                    ---------   -------

               Net deferred tax asset                               $ 105,851   129,656
                                                                    =========   =======

(12)  RELATED PARTY TRANSACTIONS

      The Company conducts transactions with directors, executive officers (including companies in which they have beneficial interest) as well as its unconsolidated subsidiaries in the normal course of business. It is the policy of the Company that loan transactions with directors, executive officers and subsidiaries be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. The following is a summary of activity for related party loans for 1997:


          Beginning balance       $  265,000
          Loans advanced           1,310,000
          Repayments                (435,000)
                                  ----------

          Ending balance          $1,140,000
                                  ==========

      The aggregate amount of deposits of directors and executive officers and their affiliates amounted to approximately $2,461,000 and $2,089,000 at December 31, 1997 and 1996.

(13)  SUPPLEMENTAL FINANCIAL DATA

      Components of other operating expenses in excess of 1% of total interest income and other income for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                     1997     1996     1995
                                   --------  -------  -------

          Printing and supplies    $108,040   94,354   71,332
          Data processing          $126,087  128,702  123,293
          FDIC assessment          $  8,995    2,000   64,146
          Directors fees           $ 98,250   81,950   73,300
          Advertising              $125,702   63,191   62,738

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(14) COMMUNITY TRUST FINANCIAL SERVICES CORPORATION (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                 Balance Sheets

                           December 31, 1997 and 1996

                                     Assets
                                     ------

                                                           1997       1996
                                                        ----------  ---------

      Cash                                              $   26,017    285,402
      Investment in subsidiaries                         6,379,530  5,384,441
      Loans to subsidiaries                              2,071,348  1,089,764
      Other assets                                         192,937    126,451
                                                        ----------  ---------

                                                        $8,669,832  6,886,058
                                                        ==========  =========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

      Other liabilities                                 $        -      8,182
      Note payable                                         800,000          -
      Stockholders' equity                               7,869,832  6,877,876
                                                        ----------  ---------

                                                        $8,669,832  6,886,058
                                                        ==========  =========

                             Statements of Earnings

              For the Years Ended December 31, 1997, 1996 and 1995


                                                                 1997         1996       1995
                                                              -----------  ----------  --------

      Interest income                                         $  104,672      51,239         -
      Dividends from Bank                                        250,000   1,311,354   499,804
      Dividends from Metroplex                                         -      25,000         -
      Other operating expenses                                  (202,099)    (81,774)  (52,079)
                                                              ----------   ---------   -------

        Earnings before income tax benefit and equity
          in undistributed earnings of subsidiaries              152,573   1,305,819   447,725

      Income tax benefit                                          89,510       9,282    12,567
                                                              ----------   ---------   -------

        Earnings before equity in undistributed
          earnings of subsidiaries                               242,083   1,315,101   460,292

      Dividends paid in excess of earnings of subsidiaries             -    (257,217)        -

      Equity in undistributed earnings of subsidiaries           796,724           -   425,115
                                                              ----------   ---------   -------

                Net earnings                                  $1,038,807   1,057,884   885,407
                                                              ==========   =========   =======

        COMMUNITY TRUST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES

(14) COMMUNITY TRUST FINANCIAL SERVICES CORPORATION (PARENT COMPANY ONLY) FINANCIAL INFORMATION, CONTINUED

                            Statements of Cash Flows

              For the Years Ended December 31, 1997, 1996 and 1995



                                                                    1997         1996       1995
                                                                ------------  ----------  ---------

     Cash flows from operating activities:
       Net earnings                                             $ 1,038,807   1,057,884    885,407
       Adjustments to reconcile net earnings to
         net cash provided by operating activities:
            Equity in undistributed earnings of subsidiaries       (796,724)    257,217   (425,115)
            Amortization                                                  -       4,743     18,974
            Other                                                   (74,668)   (170,093)   (16,668)
                                                                -----------   ---------   --------

            Net cash provided by operating activities               167,415   1,149,751    462,598
                                                                -----------   ---------   --------

     Cash flows from investing activities:
       Investment in CLC                                                  -           -       (375)
       Investment in CashTrans                                      (49,000)          -          -
       Loans to subsidiaries                                       (981,584)   (839,764)  (250,000)
                                                                -----------   ---------   --------

            Net cash used by investing activities                (1,030,584)   (839,764)  (250,375)
                                                                -----------   ---------   --------

     Cash flows from financing activities:
       Proceeds from note payable                                   800,000           -          -
       Cash dividends paid                                         (209,817)   (209,125)  (208,749)
       Proceeds from exercise of stock options                       13,601      21,771      7,545
       Retirement of common stock                                         -      (7,000)         -
                                                                -----------   ---------   --------

            Net cash provided (used) by financing activities        603,784    (194,354)  (201,204)
                                                                -----------   ---------   --------

     Net change in cash                                            (259,385)    115,633     11,019

     Cash at beginning of the year                                  285,402     169,769    158,750
                                                                -----------   ---------   --------

     Cash at end of the year                                    $    26,017     285,402    169,769
                                                                ===========   =========   ========

     Supplemental disclosure of cash flow information:
       Noncash investing and financing activities:
         Change in unrealized loss on securities
         available for sale, net of tax, of Bank                $   149,365     (17,560)   404,551

                                                                       EXHIBIT A

                             SUBSCRIPTION AGREEMENT


   THIS SUBSCRIPTION AGREEMENT is made and entered into between Community Trust Financial Services Corporation, a Georgia corporation (the "Company"), and the person executing this Agreement as the investor (the "Investor") and sets forth the terms under which the Investor will subscribe for shares of Common Stock, par value $2.50 per share (the "Shares") of the Company. The Shares are being offered pursuant to the terms and conditions of the Company's Prospectus dated May 11, 1998 (the "Prospectus") which describes the offering of the Shares (the "Offering").

    1. SUBSCRIPTION AMOUNT AND PAYMENT. The Investor hereby subscribes for the purchase of ____ Shares at a purchase price of $17.00 per Share and is delivering herewith to the Company, in cash or by check, bank draft or money order payable to or to the order of "Community Trust Financial Services Corporation," a total of $ _______________ in full payment for the Shares. Execution of this Agreement by the Investor constitutes a legally binding and irrevocable offer by the Investor to subscribe for such Shares on the terms and conditions specified herein and in the Prospectus. The Company shall have the right to reject such subscription offer, or, by executing a copy of this Agreement, to accept such offer as to all, or if otherwise indicated by the Company, less than all, of such Shares. If the Investor's offer is accepted, the Company will execute a copy of this Agreement and return it to the Investor. The Company shall have the right to cancel accepted subscription offers at any time and for any reason until the proceeds of the Offering are released from escrow, as described in Section 2 below.

    2. CONDITIONS PRECEDENT TO OFFERING; ESCROW OF SHARES. There are certain conditions precedent to the closing of the Offering, as set forth in the Prospectus under the heading "Plan of Distribution-Conditions to the Offering and Release of Funds." Subscription proceeds for the initial 176,471 Shares subscribed for in the Offering will be forwarded by the Company to, and will be held in escrow by, The Bankers Bank, Cobb County, Georgia ("Escrow Agent") until all of such conditions precedent are fulfilled. Subscription proceeds received after acceptance by the Company of subscriptions for the initial 176,471 Shares but before the Offering is terminated will not be deposited in the escrow account but will be available for immediate use by the Company. One of the conditions precedent to the closing of the Offering is that subscriptions for Shares representing the minimum offering of 176,471 Shares must be received on or before midnight, Hiram, Georgia time, on August 14, 1998. If subscriptions for the minimum offering of 176,471 Shares are not received by such date or if any of the other conditions precedent to the closing are not satisfied, the Offering will be terminated and all subscription proceeds received by the Company will be returned promptly to subscribers together with the net interest earned thereon. In such event, the Investor's rights under this Agreement (other than the right to a return of the Investor's subscription funds together with the net interest) shall terminate. In addition, at such time, the Escrow Agent shall cease to act as escrow agent. If all conditions precedent are timely satisfied, the Company may continue to sell Shares until the earlier of November 6, 1998 or the date on which a total of 294,118 Shares have been sold in the Offering.

    3.   INVESTOR'S REPRESENTATIONS AND WARRANTIES.

         a. The Investor represents and warrants that it is a bona fide resident of either Georgia or Florida having his or her principal residence (if an individual) or its principal place of business (if a corporation, limited liability company, partnership, trust or other form of business organization) in either of such states.

         b. The Investor represents and warrants that its subscription for Shares is based on no information, representations or warranties, whether written or oral, except as contained in the Prospectus. The Investor acknowledges that no person is authorized to give any information or to make any statement not con-tained in the Prospectus, a copy of which Investor acknowledges previously has been received, and that any information or statement not contained therein may not be relied upon as having been authorized by the Company. The Investor also acknowledges that any written or oral representation or information which may have been made or provided to the Investor prior to the date of the Prospectus is superseded by the Prospectus.

         c. The Investor represents and warrants that the Investor and/or its financial advisors have reviewed the Prospectus and this Agreement and are aware of the risks of an investment in the Shares.

         d. The Investor represents and warrants that the undersigned is a bona fide resident of the state shown in the Investor's address set forth in Exhibit A hereto and that all of the information regarding the Investor set forth by the Investor herein (including the information set forth in Exhibits A and B hereto) is true, accurate and complete. The Investor understands that such information is being relied upon by the Company in connection with offers and sales of the Shares under applicable securities laws and otherwise, and the Investor will notify the Company immediately of any change in any of such information which occurs prior to the sale of the Shares to the Investor.

         e. The Investor, if acting in a representative or fiduciary capacity for a corporation, partnership, employee retirement benefit plan, or trust, or as custodian or agent for any person or entity, represents that the Investor has full authority to enter into this agreement in such capacity and on behalf of such corporation, partnership, employee retirement benefit plan, trust, person or entity and understands and acknowledges that the above representations and warranties shall be deemed to apply to the person or entity in whose name the Shares are to be registered as well as the Investor.


   4. INDEMNIFICATION. The Investor shall indemnify and hold harmless the Company, its officers, directors and employees, and any professional advisors to any of the foregoing from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by the Investor, any breach of any of the Investor's representations or warranties, or any failure to fulfill any of the Investor's covenants or agreements, under this Agreement.


   5.    MISCELLANEOUS

         a. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         b. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.

         c. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The Investor may not assign any of the Investor's rights or interest in and under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the ___________________ day of _________________________, 1998.



INVESTOR:


-------------------------------          -----------------------------------
Signature*                               Signature**


-------------------------------          -----------------------------------
Please type or legibly print             Please type or legibly print
exact name and title if                  exact name and title if signing for
signing for an entity                    an entity



* When signing in a representative or fiduciary capacity (as attorney, custodian, executor, trustee, administrator or guardian), please print your full title. When signing on behalf of a corporation or partnership, please sign in full corporate or partnership name and print the title of the authorized officer. In the event the Escrow Agent is required to refund subscription proceeds (and any income earned thereon) to Subscribers, the Escrow Agent will deliver such funds to the person or entity designated above, unless different instructions are clearly indicated herein.


** In the case of subscriptions by two or more persons, each such person must sign. Unless otherwise indicated in Exhibit A hereto, certificates for subscriptions made in the name of two or more persons will be issued in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

    The foregoing offer is hereby accepted by the Company as to _______________________ Shares this ___________, day of ________________,1998.


COMMUNITY TRUST FINANCIAL SERVICES CORPORATION


By:
    ------------------------------

Title:
       ---------------------------


RETURN THIS COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT (INCLUDING EXHIBITS A AND B HERETO) AND PAYMENT FOR THE SHARES SUBSCRIBED FOR TO:

For Hand Delivery:                                   By Mail:
-----------------                                    -------

Community Trust Financial                            Community Trust Financial
Services Corporation                                 Services Corporation
3844 Atlanta Highway                                 P.O. Box 1700
Hiram, Georgia 30141                                 Hiram, Georgia 30141

                                   EXHIBIT A
                                   ---------

                             SUBSCRIBER INFORMATION

    To induce the Company to permit the Investor to subscribe for Shares and to permit the Company to qualify the sale of Shares under the securities laws of various states, the Investor makes the following representations and warranties:


        1. The Investor is a bona fide resident of the State of _________________, having his or her principal residence (if an individual) or its principal place of business (if an entity) in such state, as indicated below.


              a. Principal Residence (if an individual) or Business (if an entity) Address:

                  -----------------------------------------------------
                                         Street

                  -----------------------------------------------------
                      City                State           Zip Code

                  (         )
                  -----------------------------------------------------
                                        Telephone No.

                  -----------------------------------------------------
                                        Contact Person



              b. Correspondence Address (address to which certificates, any dividend payments or other correspondence is to be directed if different from address in 1.a. above)


                  -----------------------------------------------------
                                         Street

                  -----------------------------------------------------
                      City                State           Zip Code

                  (         )
                  -----------------------------------------------------
                                        Telephone No.

                  -----------------------------------------------------
                                        Contact Person





        2. The Investor's Social Security Number (if an individual) or Tax Identification Number (if an entity):


                  -----------------------------------------------------

        3.    Certificate Registration Information:

              a.  Name in which certificate(s) is to be registered:

                  (1)
                      -----------------------------------------------------
                           First Name       Initial      Last Name


                  (2)
                      -----------------------------------------------------
                           First Name       Initial      Last Name


                  (3)
                      -----------------------------------------------------
                           Other (Entity)



              b.  Manner in which title is to be held (please check one):

              ______ Corporation            ______ As Custodian for ____________
              ______ Partnership                   Under Uniform Gift to Minors
              ______ Individual                    Act of the State of _________
              ______ Tenants in Common
              ______ Community Property     ______ As Trustee for ______________
              ______ Joint Tenants with            Date of Trust _______________
                     Right of Survivorship
              ______ Individual Retirement  ______ As Executor for _____________
                     Account
              ______ Keogh Plan             ______ Other:  _____________________



NOTE: IF ACTING IN A REPRESENTATIVE OR FIDUCIARY CAPACITY, THE INFORMATION REQUESTED ABOVE SHOULD BE PROVIDED FOR BOTH THE INVESTOR AND THE PERSON OR ENTITY IN WHOSE NAME THE CERTIFICATE(S) WILL BE REGISTERED.

                                   EXHIBIT B
                                   ---------

                              SUBSTITUTE FORM W-9

Taxpayer Identification Number ("TIN"):_______________________________________


    Under penalties of perjury, I certify that (1) the number shown on this form is my correct TIN (or I have applied for a TIN and am waiting for one to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.


    You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).



PLEASE SIGN HERE:        PRINT YOUR NAME:
                                          -------------------------------------

                         SIGNATURE
                                   --------------------------------------------

                         DATE:                                           , 1998
                               ------------------------------------------

NOTE: IF ACTING IN A REPRESENTATIVE OR FIDUCIARY CAPACITY, YOU MUST FURNISH THE INFORMATION PROVIDED IN SUBSTITUTE FORM W-9 BELOW FOR THE PERSON OR ENTITY IN WHOSE NAME THE CERTIFICATE(S) WILL BE REGISTERED (THE "PROSPECTIVE SHAREHOLDER").


                              SUBSTITUTE FORM W-9

Taxpayer Identification Number ("TIN"): ______________________________________

    Under penalties of perjury, I certify that (1) the number shown on this form is my correct TIN (or I have applied for a TIN and am waiting for one to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

    You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

PLEASE SIGN HERE:      PRINT NAME OF
                       PROSPECTIVE
                       SHAREHOLDER:
                                    ------------------------------------------

                       PRINT YOUR NAME
                       AND TITLE OR
                       CAPACITY:
                                 ---------------------------------------------
                       SIGNATURE
                                 ---------------------------------------------

                       DATE:                                            , 1998
                            -------------------------------------------

    In order to prevent the application of federal income tax backup withholding, each Investor/Prospective Shareholder must provide the Escrow Agent with his correct TIN. An individual's social security number is his TIN. The TIN should be provided in the space provided in Substitute Form W-9.

    Under federal income tax law, any person who is required to furnish his correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS. Additionally, any person who makes a false statement with no reasonable basis that results in no backup withholding is subject to a $500 penalty imposed by the IRS.

    If backup withholding applies, the Escrow Agent is required to withhold 31% on payments of interest paid to such Investor/Prospective Shareholder. Backup withholding is not an additional tax and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

    If the Investor or Prospective Shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on this Substitute Form W-9 and the form should be signed and dated. In such case, if the Escrow Agent is not provided with a TIN within 60 days, the Escrow Agent will withhold 31% of interest payments thereafter made to each Investor or Prospective Shareholder until a TIN is provided to the Escrow Agent.

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary.....................................................        3
Risk Factors...........................................................        7
The Company............................................................       11
Use of Proceeds........................................................       13
Determination of Offering Price........................................       17
Dilution...............................................................       17
Plan of Distribution...................................................       18
Dividends and Dividend Policy..........................................       20
Market for Common Stock................................................       21
Capitalization.........................................................       22
Selected Consolidated Financial Data...................................       23
Management's Discussion and Analysis of Financial Condition and Results
  of Operations........................................................       24
Business...............................................................       33
Description of Capital Stock...........................................       59
Legal Matters..........................................................       63
Experts................................................................       63
Index to Financial Statements..........................................      F-1
Subscription Agreement.................................................      A-1

                              -------------------

     UNTIL JUNE 23, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================




                               294,118 SHARES


                      COMMUNITY TRUST FINANCIAL SERVICES
                                  CORPORATION

                                    [LOGO]


                                 COMMON STOCK


                               ($2.50 PAR VALUE)



                              -------------------

                                   PROSPECTUS

                              -------------------







                                  MAY 11, 1998

================================================================================